SECOND AMENDMENT TO EXPORT CREDIT AGREEMENT

    THIS SECOND AMENDMENT TO EXPORT CREDIT AGREEMENT, dated as of March 23, 2022 (this "Amendment"), is by and among SIFCO Industries, Inc., an Ohio corporation (“SIFCO”), and Quality Aluminum Forge, LLC, an Ohio limited liability company (“Quality Forge” and, together with SIFCO, collectively, the “Borrowers” and each, individually, a “Borrower”), any other Loan Parties party hereto, and JPMorgan Chase Bank, N.A., a national banking association (the “Lender”).

RECITALS

    A.    The Borrowers, any other Loan Parties party thereto, and the Lender are parties to an Export Credit Agreement dated as of December 17, 2018 (as amended and as it may be further amended or modified from time to time, the “Credit Agreement”).

    B.    The Borrowers and any other Loan Parties desire to amend the Credit Agreement, and the Lender is willing to do so in accordance with the terms hereof.

    TERMS

    In consideration of the premises and of the mutual agreements herein contained, the parties agree as follows:

    ARTICLE I. AMENDMENTS. AMENDMENTS. Upon fulfillment of the conditions set forth in Article III hereof, the parties hereto agree that the Credit Agreement (including the Schedules thereto) is hereby amended to delete the stricken text (indicated textually in the same manner as the following example: ~~stricken text~~) and to add the double-underlined text (indicated textually in the same manner as the following example: double-underlined text) as set forth in the amended Credit Agreement attached as Exhibit A hereto, and any term or provision of the Credit Agreement (including the Schedules thereto) which is different from that set forth on Exhibit A hereto shall be replaced in all respects by the terms and provisions on Exhibit A hereto.

    ARTICLE II. REPRESENTATIONS. Each Loan Party represents and warrants to the Lender that:

    2.1    This Amendment has been duly executed and delivered by such Loan Party and constitutes a legal, valid and binding obligation of such Loan Party, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors' rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

    2.2    After giving effect to this Amendment, the representations and warranties contained in Article III of the Credit Agreement and in the other Loan Documents are true in all material respects on and as of the date hereof with the same force and effect as if made on and as of the date hereof (it being understood and agreed that any representation or warranty which by its terms is made as of a specified date shall be required to be true and correct in all material respects only as of such specified date, and that any representation or warranty which is subject to any materiality qualifier shall be required to be true and correct in all respects).

    2.3    After giving effect to this Amendment, no Default exists or has occurred and is continuing, and no Default will be caused after giving effect to this Amendment.

    2.4    All certifications, representations and other statements made in each Borrower’s Officer’s Certificate dated as of December 17, 2018 and delivered to Lender are true on and as of the date hereof with the same force and effect as if made on and as of the date hereof and all resolutions and other statements referenced therein are in full force and effect, have not been rescinded and authorize the execution, delivery and performance of this Amendment.

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    ARTICLE III. CONDITIONS OF EFFECTIVENESS. This Amendment shall become effective as of the date hereof when each of the following conditions is satisfied:

    3.1    The Loan Parties and the Lender shall have signed this Amendment.

    3.2    The Lender shall have received such other documents, if any, as requested by the Lender.

ARTICLE IV. MISCELLANEOUS.

    4.1    References in the Credit Agreement or in any other Loan Document to the Credit Agreement shall be deemed to be references to the Credit Agreement as amended hereby, as amended previously and as further amended from time to time.

    4.2    Except as expressly amended hereby, the Loan Parties agree that the Credit Agreement and all other Loan Documents are ratified and confirmed, as amended hereby, and shall remain in full force and effect in accordance with their terms and that they have no set off, counterclaim, defense or other claim or dispute with respect to any of the foregoing. The amendment contained herein shall not be construed as a waiver or amendment of any other provision of the Credit Agreement or the other Loan Documents or for any purpose except as expressly set forth herein.

    4.3    Capitalized terms used but not defined herein shall have the respective meanings ascribed thereto in the Credit Agreement. This Amendment shall be governed by and construed in accordance with the internal laws and not the law of conflicts of the State of Ohio, but giving effect to federal laws applicable to national banks. This Amendment is a Loan Document. This Amendment may be signed upon any number of counterparts with the same effect as if the signatures thereto and hereto were upon the same instrument, and telecopied signatures or signatures sent by other electronic imaging shall be effective as originals.
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    IN WITNESS WHEREOF, the parties signing this Amendment have caused this Amendment to be executed and delivered as of the day and year first above written.

BORROWERS:

                        SIFCO INDUSTRIES, INC.

By:_____/s/ Thomas Kubera____________________
Name: Tom Kubera
Title: Chief Financial Officer

                        QUALITY ALUMINUM FORGE, LLC

By:___ /s/ Thomas Kubera ______________________
Name: Tom Kubera
Title: Treasurer

SIFCO Second Amendment (Export Credit Agreement) Signature Page

                        LENDER:

JPMORGAN CHASE BANK, N.A.

By:___/s/ Michael Byrne_________________
Name: Michael Byrne
Title: Authorized Officer
SIFCO Second Amendment (Export Credit Agreement) Signature Page

Exhibit A – Second Amendment
~~Composite Copy with Amendment No. 1~~
~~Dated March 2, 2022~~

EXPORT CREDIT AGREEMENT dated as of December 17, 2018 among SIFCO INDUSTRIES, INC., T & W FORGE, LLC, QUALITY ALUMINUM FORGE, LLC, and JPMORGAN CHASE BANK, N.A.

    EXPORT CREDIT AGREEMENT dated as of December 17, 2018 (as it may be amended or modified from time to time, together with all Exhibits, Schedules and Riders annexed hereto from time to time, each of which is hereby incorporated herein and made a part hereof, this “Agreement”), by and among SIFCO Industries, Inc., an Ohio corporation (“SIFCO”), T & W Forge, LLC, an Ohio limited liability company (“T & W”), and Quality Aluminum Forge, LLC, an Ohio limited liability company (“Quality Forge” and, together with SIFCO and T & W, collectively, the “Borrowers” and each, individually, a “Borrower”), the Loan Parties party hereto, and JPMorgan Chase Bank, N.A., a national banking association (the “Lender”).

    The parties hereto agree as follows:

Article I
Definitions
Section 1.01.Defined Terms. As used in this Agreement, the capitalized terms shall have the meanings specified in the Definitions Schedule attached hereto.
Section 1.02.Classification of Loans and Borrowings. For purposes of this Agreement, Loans may be classified and referred to by Class (e.g., a “Revolving Loan”) or by Type (e.g., a “~~Eurodollar~~SOFR Loan”) or by Class and Type (e.g., a “~~Eurodollar~~SOFR Revolving Loan”). Borrowings also may be classified and referred to by Class (e.g., a “Revolving Borrowing”) or by Type (e.g., a “~~Eurodollar~~SOFR Borrowing”) or by Class and Type (e.g., a “~~Eurodollar~~SOFR Revolving Borrowing”).
Section 1.03.Terms Generally. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”. The word “law” shall be construed as referring to all statutes, rules, regulations, codes and other laws (including official rulings and interpretations thereunder having the force of law or with which affected Persons customarily comply) and all judgments, orders and decrees of all Governmental Authorities. The word “will” shall be construed to have the same meaning and effect as the word “shall”. Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, restated, supplemented or otherwise modified (subject to any restrictions on such amendments, restatements, supplements or modifications set forth herein), (b) any definition of or reference to any statute, rule or regulation shall be construed as referring thereto as from time to time amended, supplemented or otherwise modified (including by succession of comparable successor laws), (c) any reference herein to any Person shall be construed to include such Person’s successors and assigns (subject to any restrictions on assignments set forth herein) and, in the case of any Governmental Authority, any other Governmental Authority that shall have succeeded to any or all functions thereof, (d) the words “herein”, “hereof” and “hereunder”, and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (e) all references herein to Articles, Sections, Exhibits, Schedules and Riders shall be construed to refer to Articles and Sections of, and Exhibits, Schedules and Riders to, this Agreement, (f) any reference in any definition to the phrase “at any time” or “for any period” shall refer to the same time or period for all calculations or determinations within such definition, and (g) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.
Section 1.04.Accounting Terms; GAAP. (a) Except as otherwise expressly provided herein, all terms of an accounting or financial nature shall be construed in accordance with GAAP, as in effect from time to time; provided that, if after the date hereof the Borrowers migrate to IFRS or there occurs any change in GAAP or in the application thereof on the operation of any provision hereof and the Borrowers notify the Lender that the Borrowers request an amendment to any provision hereof to eliminate the effect of such migration to IFRS or change in GAAP or in the application thereof (or if the Lender notifies the Borrowers that the Lender requests an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such migration to IFRS or change in GAAP or in the application thereof, then such provision shall be interpreted on the basis of GAAP as in effect and applied immediately before such migration or change shall have become effective until such notice shall have been withdrawn or such provision amended in accordance herewith.
(b)    Notwithstanding anything to the contrary contained in Section 1.04(a) or in the definition of “Capital Lease Obligations”, in the event of an accounting change requiring all leases to be capitalized, only those leases (assuming for purposes hereof that such leases were in existence on the date hereof) that would constitute capital leases in conformity with GAAP on the date hereof shall be considered capital leases, and all calculations and deliverables under this Agreement or any other Loan Document shall be made or delivered, as applicable, in accordance therewith.
Section 1.05.Interest Rates~~; LIBOR Notifications~~. The interest rate on ~~Eurodollar Loans is determined by reference to the LIBO Rate, which is derived from the London interbank offered rate. REVLIBOR30 Screen Rate, used for determining the REVLIBOR30 Rate (Loans accruing interest at such rate, the “REVLIBOR30 Rate Loans”) is also derived from the London interbank offered rate. The London interbank offered rate is intended to represent the rate at which contributing banks may obtain short-term borrowings from each other in the London interbank market. In July 2017, the U.K. Financial Conduct Authority announced that, after the end of 2021, it would no longer persuade or compel contributing banks to make rate submissions to the ICE Benchmark Administration (together with any successor to the ICE Benchmark Administrator, the “IBA”) for purposes of the IBA setting the London interbank offered rate. As a result, it is possible that commencing in 2022, the London interbank offered rate may no longer be available or may no longer be deemed an appropriate reference rate upon which to determine the interest rate on REVLIBOR30 Rate Loans and/or Eurodollar Loans. In light of this eventuality, public and private sector industry initiatives are currently underway to identify new or alternative reference rates to be used in place of the London interbank offered rate. In the event that~~a Loan denominated in dollars may be derived from an interest rate benchmark that may be discontinued or is, or may in the future become, the subject of regulatory reform. Upon the occurrence of a Benchmark Transition Event ~~occurs~~, Section 2.13(c) provides a mechanism for determining an alternative rate of interest. ~~The Lender will notify the Borrower Representative in advance of any change to the reference rate upon which the interest rate on REVLIBOR30 Rate Loans and/or Eurodollar Loans is based. However,~~ The Lender does not warrant or accept any responsibility for, and shall not have any liability with respect to, the administration, submission, performance or any other matter related to ~~the London interbank offered rate or other rates in the definitions of “REVLIBOR30 Screen Rate” and “LIBO Rate”~~any interest rate used in this Agreement, or with respect to any alternative or successor rate~~s~~ thereto, or replacement rate~~s~~ thereof, including without limitation, whether the composition or characteristics of any such alternative, successor or replacement reference rate~~, as it may or may not be adjusted,~~  will be similar to, or produce the same value or economic equivalence of, the ~~REVLIBOR30 Screen Rate or the LIBO Rate~~existing interest rate being replaced or have the same volume or liquidity as did ~~the London interbank offered~~any existing interest rate prior to its discontinuance or unavailability. The Lender and its affiliates and/or other related entities may engage in transactions that affect the calculation of any interest rate used in this Agreement or any alternative, successor or alternative rate (including any Alternate Rate) and/or any relevant adjustments thereto, in each case, in a manner adverse to the Borrowers. The Lender may select information sources or services in its reasonable discretion to ascertain any interest rate used in this Agreement, any component thereof, or rates referenced in the definition thereof, in each case pursuant to the terms of this Agreement, and shall have no liability to the Borrowers or any other person or entity for damages of any kind, including direct or indirect, special, punitive, incidental or consequential damages, costs, losses or expenses (whether in tort, contract or otherwise and whether at law or in equity), for any error or calculation of any such rate (or component thereof) provided by any such information source or service.
Article II
The Credits
Section 1.01.Commitment. Subject to the terms and conditions set forth herein and in the Ex-Im Bank Documents, the Lender agrees to make Revolving Loans to the Borrowers from time to time during the Availability Period in an aggregate principal amount that will not result in the Revolving Exposure exceeding the lesser of (x) the Revolving Commitment, and (y) the Borrowing Base. Within the foregoing limits and subject to the terms and conditions set forth herein, the Borrowers may borrow, prepay and reborrow Revolving Loans. The making of Revolving Loans will be governed by the Borrower Agreement and this Agreement; in the event of conflict among the terms of the Borrower Agreement and the terms hereof, the terms of the Borrower Agreement shall prevail. In no event shall the obligations of the Lender hereunder and under the Borrower Agreement be deemed to be distinct commitments; rather, this Agreement and the Borrower Agreement describe different aspects of the same obligations.
Section 1.02.Loans and Borrowings. (a) Each Loan shall be made as part of a Borrowing consisting of Loans of the same Class and Type.
(b)Subject to Section 2.13, each Borrowing, if applicable, shall be comprised entirely of CBFR Loans or ~~Eurodollar~~SOFR Loans as the Borrower Representative may request in accordance herewith, provided that all Borrowings made on the Effective Date must be made as CBFR Borrowings. The Lender at its option may make any ~~Eurodollar~~SOFR Loan by causing any domestic or foreign branch or Affiliate of the Lender to make such Loan (and in the case of an Affiliate, the provisions of Sections 2.13, 2.14, 2.15 and 2.16 shall apply to such Affiliate to the same extent as to the Lender); provided that any exercise of such option shall not affect the obligation of the Borrowers to repay such Loan in accordance with the terms of this Agreement.

(c)At the commencement of each Interest Period for any ~~Eurodollar~~SOFR Borrowing, such Borrowing shall be in an aggregate amount that is an integral multiple equal to $250,000 and not less than $1,000,000. CBFR Borrowings may be in any amount. Borrowings of more than one Type and Class may be outstanding at the same time; provided that there shall not at any time be more than 5 ~~Eurodollar~~SOFR Borrowings outstanding.
(d)Notwithstanding any other provision of this Agreement, the Borrower Representative shall not be entitled to request, or to elect to convert or continue, any Borrowing if the Interest Period requested with respect thereto would end after the Maturity Date.
Section 1.03.Borrowing Procedures; Requests for Revolving Borrowings.
(a)    [Reserved].
(b)     Notices by the Borrowers to the Lender of requests for Revolving Loans other than pursuant to §2.03(a). To request a Revolving Borrowing, the Borrower Representative shall notify the Lender of such request either in writing (delivered by hand or fax) by delivering a Borrowing Request signed by a Responsible Officer of the Borrower Representative or through an Electronic System if arrangements for doing so have been approved by the Lender (or if an Extenuating Circumstance shall exist, by telephone) not later than (i) in the case of a ~~Eurodollar~~SOFR Borrowing, 10:00 a.m., Chicago time, three Business Days before the date of the proposed Borrowing or (ii) in the case of a CBFR Borrowing, noon, Chicago time, on the date of the proposed Borrowing.
    Each such Borrowing Request shall be irrevocable and each such telephonic Borrowing Request, if permitted, shall be confirmed immediately upon cessation of the Extenuating Circumstance by hand delivery, facsimile or a communication through Electronic System to the Lender of a written Borrowing Request in a form approved by the Lender and signed by a Responsible Officer of the Borrower Representative. Each such written (or if permitted, telephonic) Borrowing Request shall specify the following information in compliance with Section 2.01:

(i)the name of the applicable Borrower;
(ii)the aggregate amount of the requested Borrowing and, if applicable, a breakdown of the separate wires comprising such Borrowing;
(iii)the date of such Borrowing, which shall be a Business Day;
(iv)whether such Borrowing is to be a CBFR Borrowing or a ~~Eurodollar~~SOFR Borrowing; and
(v)in the case of a ~~Eurodollar~~SOFR Borrowing, the initial Interest Period to be applicable thereto, which shall be a period contemplated by the definition of the term “Interest Period.”
If no election as to the Type of Borrowing is specified, then the requested Borrowing shall be a CBFR Borrowing. If no Interest Period is specified with respect to any requested ~~Eurodollar~~SOFR Borrowing, then the applicable Borrowers shall be deemed to have selected an Interest Period of one month's duration.

Section 1.04.[Reserved.]
Section 1.05.[Reserved.]
Section 1.06.Funding of Borrowings. The Lender shall make each Loan to be made by it hereunder on the proposed date thereof available to the Borrowers by promptly crediting the amounts in immediately available funds to the Funding Account(s).
Section 1.07.Interest Elections. (a) Each Borrowing initially shall be of the Type specified in the applicable Borrowing Request and, in the case of a ~~Eurodollar~~SOFR Borrowing, shall have an initial Interest Period as specified in such Borrowing Request. Thereafter, the Borrower Representative may elect to convert such Borrowing to a different Type or to continue such Borrowing and, in the case of a ~~Eurodollar~~SOFR Borrowing, may elect Interest Periods therefor, all as provided in this Section. The Borrower Representative may elect different options with respect to different portions of the affected Borrowing, and the Loans comprising each such portion shall be considered a separate Borrowing.
(b)To make an election pursuant to this Section, the Borrower Representative shall notify the Lender of such election either in writing (delivered by hand or fax) by delivering an Interest Election Request signed by a Responsible Officer of the Borrower Representative or through Electronic System if arrangements for doing so have been approved by the Lender (or if an Extenuating Circumstance shall exist, by telephone) by the time that a Borrowing Request would be required under Section 2.03 if the Borrowers were requesting a Borrowing of the Type resulting from such election to be made on the effective date of such election. Each such Interest Election Request shall be irrevocable and each such telephonic Interest Election Request, if permitted, shall be confirmed immediately upon cessation of the Extenuating Circumstance by hand delivery, Electronic System or facsimile to the Lender of a written Interest Election Request in a form approved by the Lender and signed by a Responsible Officer of the Borrower Representative.
(c)Each written (or if permitted, telephonic) Interest Election Request (including requests submitted through Electronic System) shall specify the following information in compliance with Section 2.02:
(i)the name of the applicable Borrower and the Borrowing to which such Interest Election Request applies and, if different options are being elected with respect to different portions thereof, the portions thereof to be allocated to each resulting Borrowing (in which case the information to be specified pursuant to clauses (iii) and (iv) below shall be specified for each resulting Borrowing);
(ii)the effective date of the election made pursuant to such Interest Election Request, which shall be a Business Day;
(iii)whether the resulting Borrowing is to be a CBFR Borrowing or a ~~Eurodollar~~SOFR Borrowing; and
(iv)if the resulting Borrowing is a ~~Eurodollar~~SOFR Borrowing, the Interest Period to be applicable thereto after giving effect to such election, which shall be a period contemplated by the definition of the term “Interest Period”.
If any such Interest Election Request requests a ~~Eurodollar~~SOFR Borrowing but does not specify an Interest Period, then the Borrowers shall be deemed to have selected an Interest Period of one month's duration.

(d)If the Borrower Representative fails to deliver a timely Interest Election Request with respect to a ~~Eurodollar~~SOFR Borrowing prior to the end of the Interest Period applicable thereto, then, unless such Borrowing is repaid as provided herein, at the end of such Interest Period such Borrowing shall be converted to a CBFR Borrowing. Notwithstanding any contrary provision hereof, if an Event of Default has occurred and is continuing and the Lender so notifies the Borrower Representative, then, so long as such Event of Default is continuing (i) no outstanding Borrowing may be converted to or continued as a ~~Eurodollar~~SOFR Borrowing and (ii) unless repaid, each ~~Eurodollar~~SOFR Borrowing shall be converted to an CBFR Borrowing at the end of the Interest Period applicable thereto.
Section 1.08.Termination of Commitment. (a) Unless previously terminated, the Revolving Commitment shall terminate on the Maturity Date.
(b)The Borrowers may at any time terminate the Revolving Commitment upon the Payment in Full of the Secured Obligations.
(c)The Borrower Representative shall notify the Lender of any election to terminate the Revolving Commitment under paragraph (b) of this Section at least five Business Days prior to the effective date of such termination, specifying such election and the effective date thereof. Each notice delivered by the Borrower Representative pursuant to this Section shall be irrevocable; provided that a notice of termination of the Revolving Commitment delivered by the Borrower Representative may state that such notice is conditioned upon the effectiveness of other credit facilities, in which case such notice may be revoked by the Borrower Representative (by notice to the Lender on or prior to the specified effective date) if such condition is not satisfied. Any termination of the Revolving Commitment shall be permanent.
Section 1.09.Repayment and Amortization of Loans; Collection and Application of Collateral Proceeds; Evidence of Debt.

(a)Each Borrower hereby unconditionally, jointly and severally, promises to pay to the Lender the then unpaid principal amount of each Revolving Loan on the Maturity Date.
(b)All funds deposited into any Lock Box subject to a Lock Box Agreement or into a Collateral Deposit Account will be swept on a daily basis into a collection account maintained by the Borrowers with the Lender (the “Collection Account”). The Lender shall hold and apply funds received into the Collection Account as provided herein below.
(c)All amounts deposited in the Collection Account shall be deemed received by the Lender in accordance with Section 2.17. On each Business Day, the Lender shall apply all immediately available funds credited to the Collection Account, by depositing such funds into the Borrowers’ Funding Account.
(d)The Lender shall maintain in accordance with its usual practice an account or accounts evidencing the Indebtedness of the Borrowers to the Lender resulting from each Loan made by the Lender, in which the Lender shall record (i) the amount of each Loan made hereunder, the Class and Type thereof and the Interest Period applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrowers to the Lender hereunder and (iii) the amount of any sum received by the Lender hereunder. The entries made in such accounts shall be prima facie evidence of the existence and amounts of the obligations recorded therein; provided that the failure of the Lender to maintain such accounts or any error therein shall not in any manner affect the obligation of the Borrowers to repay the Loans and other Obligations in accordance with the terms of this Agreement.
(e)The Lender may request that Loans made by it be evidenced by a promissory note. In such event, the Borrowers shall execute and deliver to the Lender a promissory note payable to the Lender (or, if requested by the Lender, to the Lender and its registered assigns) and in a form prepared by the Lender (an “Ex-Im Note”). Thereafter, the Loans evidenced by such Ex-Im Note and interest thereon shall at all times (including after assignment pursuant to Section 8.04) be represented by one or more promissory notes in such form.
Section 1.10.Prepayment of Loans. (a) The Borrowers shall have the right at any time and from time to time to prepay any Loan in whole or in part, subject to prior notice in accordance with paragraph (e) of this Section and, if applicable, payment of any break funding expenses under Section 2.15.
(b)In the event and on such occasion that the Revolving Exposure exceeds the lesser of (A) the Revolving Commitment, and (B) the Borrowing Base, the Borrowers shall prepay the Revolving Loans in an aggregate amount equal to such excess, or provide additional Collateral if permitted by Section 2.10 of the Borrower Agreement.
(c)In the event and on each occasion that any Net Proceeds are received by or on behalf of any Loan Party in respect of any Prepayment Event, the Borrowers shall, immediately after such Net Proceeds are received by any Loan Party, prepay the Obligations as set forth in Section 2.10(d) below in an aggregate amount equal to (x) in the case of a prepayment event described in clause (c) of the definition of the term “Prepayment Event”, 50% of such Net Proceeds and (y) in the case of all other Prepayment Events, 100% of such Net Proceeds, provided that, in the case of any event described in clause (a) or (b) of the definition of the term “Prepayment Event”, if the Borrower Representative shall deliver to the Lender a certificate of a Financial Officer to the effect that the Loan Parties intend to apply the Net Proceeds from such event (or a portion thereof specified in such certificate), within 180 days after receipt of such Net Proceeds, to acquire (or replace or rebuild) real property, equipment or other tangible assets (excluding inventory) to be used in the business of the Loan Parties, and certifying that no Default or Event of Default has occurred and is continuing, then no prepayment shall be required pursuant to this paragraph in respect of the Net Proceeds specified in such certificate.
(d)Subject to the prepayment provisions set forth in any Rider with respect to Loans (other than Revolving Loans) made pursuant to such Rider, all such amounts pursuant to Section 2.10(c), shall be applied, to prepay the Revolving Loans without a corresponding reduction in the Revolving Commitment.
(e)The Borrower Representative shall notify the Lender by telephone (confirmed by fax) or through Electronic System, if arrangements for doing so have been approved by the Lender, of any prepayment hereunder not later than 10:00 a.m., Chicago time, (A) in the case of prepayment of a ~~Eurodollar~~SOFR Borrowing three Business Days before the date of prepayment, and (B) in the case of prepayment of a CBFR Borrowing on the date of prepayment. Each such notice shall be irrevocable and shall specify the prepayment date and the principal amount of each Borrowing or portion thereof to be prepaid; provided that, if a notice of prepayment is given in connection with a conditional notice of termination of the Revolving Commitment as contemplated by Section 2.08, then such notice of prepayment may be revoked if such notice of termination is revoked in accordance with Section 2.08. Each partial prepayment of any Borrowing shall be in an amount that would be permitted in the case of an advance of a Borrowing of the same Type as provided in Section 2.02. Prepayments shall be accompanied by (i) accrued interest to the extent required by Section 2.12 and (ii) break funding payments pursuant to Section 2.15.
Section 1.11.Fees. (a) The Borrowers agree to pay to the Lender, the Annual Administration Fee, annually in advance beginning on the Effective Date and on each anniversary thereof during the term of the Revolving Commitment. The Annual Administration Fee shall be deemed fully earned by the Lender on the Effective Date, in the case of the first year, and on each anniversary thereof, in the case of each year thereafter, and shall be due and payable in full on each such date.
(b)The Borrower also agrees to pay to the Lender, for payment to Ex-Im Bank, on a timely basis, all fees and other charges assessed by Ex-Im Bank in connection with the Revolving Commitment.
(c)All fees payable hereunder shall be paid on the dates due, in immediately available funds, to the Lender. Fees paid shall not be refundable under any circumstances.
Section 1.12.Interest. (a) The Loans comprising CBFR Borrowings shall bear interest at the CBFR plus the Applicable Margin applicable from time to time to the Class of Loan set forth in the definition of Applicable Margin.
(b)The Loans comprising each ~~Eurodollar~~SOFR Borrowing shall bear interest at the Adjusted ~~LIBO~~Term SOFR Rate for the Interest Period in effect for such Borrowing plus the Applicable Margin applicable from time to time to the Class of Loan set forth in the definition of Applicable Margin.
(c)[Reserved].
(d)Notwithstanding the foregoing, during the occurrence and continuance of an Event of Default, the Lender may, at its option, by notice to the Borrower Representative, declare that (i) all Loans shall bear interest at 2% plus the rate otherwise applicable to such Loans as provided in the preceding paragraphs of this Section or (ii) in the case of any other amount outstanding hereunder, such amount shall accrue at 2% plus the rate applicable to such fee or other obligation as provided hereunder or if no rate is specified herein as applicable hereunder at 2% plus the CBFR plus the Applicable Margin from time to time in effect for Revolving Loans as set forth in the definition of Applicable Margin.
(e)Accrued interest on each Loan (for CBFR Loans, accrued through the last day of the prior calendar month) shall be payable in arrears on each Interest Payment Date for such Loan and upon termination of the Commitment applicable to such Loan; provided that (i) interest accrued pursuant to paragraphs (c) and (d) of this Section shall be payable on demand, (ii) in the event of any repayment or prepayment of any Loan (other than a prepayment of a CBFR Revolving Loan prior to the end of the Availability Period), accrued interest on the principal amount repaid or prepaid shall be payable on the date of such repayment or prepayment and (iii) in the event of any conversion of any ~~Eurodollar~~SOFR Loan prior to the end of the current Interest Period therefor, accrued interest on such Loan shall be payable on the effective date of such conversion.
(f)All interest hereunder shall be computed on the basis of a year of 360 days, except that interest computed by reference to the CB Floating Rate shall be computed on the basis of a year of 365 days (or 366 days in a leap year), and in each case shall be payable for the actual number of days elapsed (including the first day but excluding the last day). All interest hereunder on any Loan shall be computed on a daily basis based upon the outstanding principal amount of such Loans as of the applicable ~~CB Floating Rate, Adjusted LIBO Rate, REVLIBOR30 Rate, or LIBO Rate~~date of determination. The applicable Rate Indices shall be determined by the Lender ~~in accordance with the definitions thereof~~, and such determination shall be conclusive absent manifest error.
Section 1.13.Alternate Rate of Interest; Illegality.
(a)Subject to clause (c) of this Section 2.13, if prior to the commencement of any Interest Period for a ~~Eurodollar~~SOFR or REVSOFR30 Borrowing:
~~(1)~~ (i)    the Lender determines (which determination shall be conclusive and binding absent manifest error) that adequate and reasonable means do not exist for ascertaining the Adjusted ~~LIBO~~Term SOFR Rate or the ~~LIBO~~Term SOFR Rate and/or the Adjusted REVSOFR30 Rate or the REVSOFR30 Rate, as applicable ~~for a Loan~~ (including~~, without limitation, by means of an Interpolated Rate or~~  because the ~~LIBO Screen~~Term SOFR Reference Rate is not available or published on a current basis) for such Interest Period; ~~provided that no Benchmark Transition Event shall have occurred at such time;~~ or
~~(2)~~ (ii)    the Lender determines the Adjusted ~~LIBO~~Term SOFR Rate or the ~~LIBO~~Term SOFR Rate~~, as applicable, for a Loan bearing interest at~~ and/or the Adjusted ~~LIBO~~REVSOFR30 Rate or the ~~LIBO~~REVSOFR30 Rate, as applicable, for such Interest Period will not adequately and fairly reflect the cost to the Lender of making or maintaining its Loans included in such Borrowing for such Interest Period;
then the Lender shall give notice thereof to the Borrower Representative through Electronic System as provided in Section 8.01 as promptly as practicable thereafter and, until the Lender notifies the Borrower Representative that the circumstances giving rise to such notice no longer exist, (A) any Interest Election Request that requests the conversion of any Borrowing to, or continuation of any Borrowing as, a ~~Eurodollar~~SOFR Borrowing or REVSOFR30 Borrowing shall be ineffective and any such ~~Eurodollar~~SOFR Borrowing or REVSOFR30 Borrowing shall be repaid or converted to a CBFR Borrowing on the last day of the then current Interest Period applicable thereto, and (B) if any Borrowing Request requests a ~~Eurodollar~~SOFR Borrowing or REVSOFR30 Borrowing, such Borrowing shall be made as a CBFR Borrowing.

(b)If the Lender determines that any Requirement of Law has made it unlawful, or if any Governmental Authority has asserted that it is unlawful, for the Lender or its applicable lending office to make, maintain, fund or continue any ~~Eurodollar~~SOFR Borrowing and/or REVSOFR30 Borrowing, or any Governmental Authority has imposed material restrictions on the authority of the Lender to purchase or sell, or to take deposits of, dollars in the ~~London~~ interbank offering market, then, on notice thereof by the Lender to the Borrower Representative, any obligations of the Lender to make, maintain, fund or continue ~~Eurodollar~~SOFR Loans and/or REVSOFR30 Loans or to convert CBFR Borrowings to ~~Eurodollar~~SOFR Borrowings will be suspended until the Lender notifies the Borrower Representative that the circumstances giving rise to such determination no longer exist. Upon receipt of such notice, the Borrowers will upon demand from the Lender, either convert or prepay all ~~Eurodollar~~SOFR Borrowings and/or REVSOFR30 Borrowings to CBFR Borrowings, either on the last day of the Interest Period therefor, if the Lender may lawfully continue to maintain such ~~Eurodollar~~SOFR Borrowings and/or REVSOFR30 Borrowings to such day, or immediately, if the Lender may not lawfully continue to maintain such Loans. Upon any such conversion or prepayment, the Borrowers will also pay accrued interest on the amount so converted or prepaid.
(c)Notwithstanding anything to the contrary herein or in any other Loan Document, (and any Swap Agreement shall be deemed not to be a “Loan Document” for purposes of this Section 2.13), if a Benchmark Transition Event occurs, ~~then the~~ Lender may, by written notice to ~~the~~ Borrower Representative, ~~select~~amend this Agreement to establish an alternat~~iv~~e rate of interest for the ~~REVLIBOR30~~Term SOFR Rate and the ~~LIBO~~REVSOFR30 Rate that gives due consideration to (i) any selection or recommendation of a replacement benchmark rate or the mechanism for determining such a rate by the Relevant Governmental Body or (ii) the then-evolving or prevailing market convention for determining a rate of interest for business loans in ~~U.S.~~ Dollars at such time (the ~~“~~"Alternate Rate~~”~~"); ~~the~~ Borrowers acknowledge that the Alternate Rate may include a mathematical adjustment using any then-evolving or prevailing market convention or method for determining a spread adjustment for the replacement of the ~~REVLIBOR30 Rate and the LIBO Rate, as applicable. For the avoidance of doubt, all references to the REVLIBOR30 Rate and the LIBO Rate, shall be deemed to be references~~Term SOFR Rate and/or the REVSOFR30 Rate (which may include, if the Term SOFR Rate and/or the REVSOFR30 Rate already contains such a spread, adding that spread to the Alternate Rate ~~when the Alternate Rate becomes effective in accordance with this Section. In addition,~~). The Lender ~~will have the right, from time to time by~~may further amend this Agreement by such notice to ~~the~~ Borrower Representative~~,~~  to make technical, administrative or operational changes (including, without limitation, changes to the definition of ~~“~~"CBFR ~~Floating Rate”~~", the definition of ~~“~~"Interest Period~~”~~", timing and frequency of determining rates and making payments of interest ~~and other~~, the timing of prepayment or conversion notices, the length of lookback periods, the applicability of breakage provisions and other technical, administrative or operational matters) that ~~the~~ Lender decides in its reasonable discretion may be appropriate to reflect the adoption and implementation of the Alternate Rate. The Alternate Rate, together with all such technical, administrative and operational changes as specified in any notice, shall become effective at the later of (i) the fifth (5th) Business Day after ~~the~~ Lender has provided notice (including without limitation for this purpose, by electronic means) to the Borrower Representative (the ~~“Notice~~"Objection Date~~”~~") and (ii) a date specified by ~~the~~ Lender in the notice, without any further action or consent of ~~the~~any Borrower~~s~~, so long as ~~the~~ Lender has not received, by 5:00 p~~.~~m~~.~~  Eastern time on the ~~Notice~~Objection Date, written notice of objection to the Alternate Rate from the Borrower Representative.  ~~Any determination, decision, or election that may be made by the Lender pursuant to this Section, including any determination with respect to a rate or adjustment or the occurrence or non-occurrence of an event, circumstance or date, and any decision to take or refrain from taking any action, will be conclusive and binding absent manifest error and may be made in its sole discretion and without consent from the Borrowers, other than as provided in the immediately preceding sentence with respect to the Borrower Representative’s right to provide an objection to the Alternate Rate. Until an~~

~~Alternate Rate shall be determined in accordance with this Section, the interest rate on REVLIBOR30 Rate Loans and Eurodollar Loans shall be equal to the sum of (A) the greater of (x) Prime Rate and (y) 2.50%, plus (B) the Applicable Margin for CBFR Loans~~If, on the date the Term SOFR Rate and/or the REVSOFR30 Rate, as applicable actually becomes permanently unavailable pursuant to a Benchmark Transition Event, an Alternate Rate has not been established in this manner, Advances will, until an Alternate Rate is so established, bear interest at the CB Floating Rate. In no event shall the Alternate Rate be less than ~~0.00%~~the Floor.
(d)All determinations by Lender under this Section 2.13 shall be conclusive and binding absent manifest error and may be made in its sole discretion and without consent from any other party to this Agreement or any other Loan Document, except, in each case, as expressly required pursuant to this Section 2.13.
Section 1.14.Increased Costs. (a) If any Change in Law shall:
(i)impose, modify or deem applicable any reserve, special deposit, liquidity or similar requirement (including any compulsory loan requirement, insurance charge or other assessment) against assets of, deposits with or for the account of, or credit extended by, the Lender (except any such reserve requirement reflected in the ~~Adjusted LIBO~~applicable Rate Indices);
(ii)impose on the Lender or the ~~London~~applicable offshore interbank market any other condition, cost or expense (other than Taxes) affecting this Agreement or Loans hereunder; or
(iii)subject the Lender to any Taxes (other than (A) Indemnified Taxes, (B) Taxes described in clause (b) of the definition of Excluded Taxes and (C) Connection Income Taxes) on its loans, loan principal, letters of credit, commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto;
and the result of any of the foregoing shall be to increase the cost to the Lender of making, continuing, converting into or maintaining any Loan (or of maintaining its obligation to make any such Loan) or to reduce the amount of any sum received or receivable by the Lender hereunder (whether of principal, interest or otherwise), then the Borrowers will pay to the Lender such additional amount or amounts as will compensate the Lender for such additional costs incurred or reduction suffered.

(b)If the Lender determines that any Change in Law regarding capital or liquidity requirements has or would have the effect of reducing the rate of return on the Lender’s capital or on the capital of the Lender’s holding company, if any, as a consequence of this Agreement or the Loans made by, the Commitments of the Lender to a level below that which the Lender or the Lender’s holding company could have achieved but for such Change in Law (taking into consideration the Lender’s policies and the policies of the Lender’s holding company with respect to capital adequacy and liquidity), then from time to time the Borrowers will pay to the Lender such additional amount or amounts as will compensate the Lender or the Lender’s holding company for any such reduction suffered.
(c)A certificate of the Lender setting forth the amount or amounts necessary to compensate the Lender or its holding company, as the case may be, as specified in paragraph (a) or (b) of this Section shall be delivered to the Borrower Representative and shall be conclusive absent manifest error. The Borrowers shall pay the Lender the amount shown as due on any such certificate within 10 days after receipt thereof.
(d)Failure or delay on the part of the Lender to demand compensation pursuant to this Section shall not constitute a waiver of the Lender’s right to demand such compensation; provided that the Borrowers shall not be required to compensate the Lender pursuant to this Section for any increased costs or reductions incurred more than 270 days prior to the date that the Lender notifies the Borrower Representative of the Change in Law giving rise to such increased costs or reductions and of the Lender’s intention to claim compensation therefor; provided further that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the 270-day period referred to above shall be extended to include the period of retroactive effect thereof.
Section 1.15.Break Funding Payments. In the event of (a) the payment of any principal of any ~~Eurodollar~~SOFR Loan other than on the last day of an Interest Period applicable thereto (including as a result of an Event of Default or as a result of any prepayment pursuant to Section 2.10 or any Rider), (b) the conversion of any ~~Eurodollar~~SOFR Loan other than on the last day of the Interest Period applicable thereto or (c) the failure to borrow, convert, continue or prepay any ~~Eurodollar~~SOFR Loan on the date specified in any notice delivered pursuant hereto (regardless of whether such notice may be revoked under Section 2.08(c) and is revoked in accordance therewith), then, in any such event, the Borrowers shall compensate the Lender for the loss, cost and expense attributable to such event. ~~In the case of a Eurodollar Loan, such loss, cost or expense to the Lender shall be deemed to include an amount determined by the Lender to be the excess, if any, of (i) the amount of interest which would have accrued on the principal amount of such Loan had such event not occurred, at the Adjusted LIBO Rate that would have been applicable to such Eurodollar Loan, for the period from the date of such event to the last day of the then current Interest Period therefor (or, in the case of a failure to borrow, convert or continue, for the period that would have been the Interest Period for such Eurodollar Loan), over (ii) the amount of interest which would accrue on such principal amount for such period at the interest rate which the Lender would bid were it to bid, at the commencement of such period, for dollar deposits of a comparable amount and period from other banks in the eurodollar market.~~ A certificate of the Lender setting forth any amount or amounts that the Lender is entitled to receive pursuant to this Section shall be delivered to the Borrower Representative and shall be conclusive absent manifest error. The Borrowers shall pay the Lender the amount shown as due on any such certificate within 10 days after receipt thereof.
Section 1.16.Taxes. (a) Withholding of Taxes; Gross Up. Any and all payments by or on account of any obligation of any Loan Party under any Loan Document shall be made without deduction or withholding for any Taxes, except as required by applicable law. If any applicable law (as determined in the good faith discretion of an applicable withholding agent) requires the deduction or withholding of any Tax from any such payment by a withholding agent, then the applicable withholding agent shall be entitled to make such deduction or withholding and shall timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with applicable law and, if such Tax is an Indemnified Tax, then the sum payable by the applicable Loan Party shall be increased as necessary so that after such deduction or withholding has been made (including such deductions and withholdings applicable to additional sums payable under this Section 2.16) the Lender receives an amount equal to the sum it would have received had no such deduction or withholding been made.
(b)Payment of Other Taxes by the Loan Parties. The Loan Parties shall timely pay to the relevant Governmental Authority in accordance with applicable law, or at the option of the Lender timely reimburse it for, Other Taxes.
(c)Evidence of Payment. As soon as practicable after any payment of Taxes by any Loan Party to a Governmental Authority pursuant to this Section 2.16, such Loan Party shall deliver to the Lender the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Lender.
(d)Indemnification by the Loan Parties. To the extent not paid, reimbursed, or compensated pursuant to Section 2.16(a) or (b), the Loan Parties shall jointly and severally indemnify the Lender, within 10 days after demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section) payable or paid by the Lender or required to be withheld or deducted from a payment to the Lender and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Loan Party by the Lender shall be conclusive absent manifest error.
(e)Treatment of Certain Refunds. If the Lender determines, in its sole discretion, exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified pursuant to this Section 2.16 (including by the payment of additional amounts pursuant to this Section), it shall pay to the indemnifying party an amount equal to such refund (but only to the extent of indemnity payments made under this Section 2.16 with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) of the Lender and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund). Such indemnifying party, upon the request of the Lender, shall repay to the Lender the amount paid over pursuant to this Section 2.16(e) (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) in the event that the Lender is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this Section 2.16(e), in no event will the Lender be required to pay any amount to an indemnifying party pursuant to this Section 2.16(e) the payment of which would place the Lender in a less favorable net after-Tax position than the Lender would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts giving rise to such refund had never been paid. This Section 2.16(e) shall not be construed to require the Lender to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to the indemnifying party or any other Person.
(f)Survival. Each party’s obligations under this Section shall survive the termination of the Commitments and the repayment, satisfaction or discharge of all obligations under any Loan Document (including the Payment in Full of the Secured Obligations).

(g)Defined Terms. For purposes of this Section 2.16, the term “applicable law” includes FATCA.
Section 1.17.Payments Generally; Allocation of Proceeds. (a) The Borrowers shall make each payment required to be made by them hereunder (whether of principal, interest, or fees, or of amounts payable under Section 2.14, 2.15 or 2.16, or otherwise) prior to 2:00 p.m., Chicago time, on the date when due, in immediately available funds, without setoff, recoupment or counterclaim. Any amounts received after such time on any date may, in the discretion of the Lender, be deemed to have been received on the next succeeding Business Day for purposes of calculating interest thereon. All such payments shall be made to the Lender at its offices at 10 South Dearborn Street, Floor L2, Chicago, Illinois. Unless otherwise provided for herein, if any payment hereunder shall be due on a day that is not a Business Day, the date for payment shall be extended to the next succeeding Business Day, and, in the case of any payment accruing interest, interest thereon shall be payable for the period of such extension. All payments hereunder shall be made in dollars.
(b)Any payments received by the Lender (including from proceeds of Collateral) (i) not constituting either (A) a specific payment of principal, interest, fees or other sums payable under the Loan Documents (which shall be applied as specified by the Borrower Representative), or (B) a mandatory prepayment (which shall be applied in accordance with Section 2.10 or any applicable Rider). Notwithstanding the foregoing, amounts received from any Loan Party shall not be applied to any Excluded Swap Obligation of such Loan Party. Notwithstanding anything to the contrary contained in this Agreement, unless so directed by the Borrower Representative, or unless an Event of Default is in existence, the Lender shall not apply any payment which it receives to any ~~Eurodollar~~SOFR Loan of a Class, except (a) on the expiration date of the Interest Period applicable thereto or (b) in the event, and only to the extent, that there are no outstanding CBFR Loans of the same Class and, in any such event, the Borrowers shall pay the break funding payment required in accordance with Section 2.15. The Lender shall have the continuing and exclusive right to apply and reverse and reapply any and all such proceeds and payments to any portion of the Secured Obligations.
(c)At the election of the Lender, all payments of principal, interest, fees, premiums, reimbursable expenses (including, without limitation, all reimbursement for fees, costs and expenses pursuant to Section 8.03), and other sums chargeable to or required to be paid by the Borrowers under the Loan Documents, may be paid from the proceeds of Borrowings made hereunder whether made following a request by the Borrower Representative pursuant to Section 2.03 or a deemed request as provided in this Section or may be deducted from any deposit account of any Borrower maintained with the Lender. Each Borrower hereby irrevocably authorizes (i) the Lender, even if the conditions precedent set forth in Section 4.02 have not been satisfied, to make a Borrowing for the purpose of paying each payment of principal, interest and fees as it becomes due hereunder or any other amount due under the Loan Documents and agrees that all such amounts charged shall constitute Loans and that all such Borrowings shall be deemed to have been requested pursuant to Sections 2.03 or 2.04, as applicable and (ii) the Lender to charge any deposit account of any Borrower maintained with the Lender for each payment of principal, interest and fees as it becomes due hereunder or any other amount due under the Loan Documents.
(d)The Lender may from time to time provide the Borrowers with account statements or invoices with respect to any of the Secured Obligations (the “Statements”). The Lender is under no duty or obligation to provide Statements, which, if provided, will be solely for the Borrowers’ convenience. Statements may contain estimates of the amounts owed during the relevant billing period, whether of principal, interest, fees or other Secured Obligations. If the Borrowers pay the full amount indicated on a Statement on or before the due date indicated on such Statement, the Borrowers shall not be in default of payment with respect to the billing period indicated on such Statement; provided, that acceptance by the Lender of any payment that is less than the total amount actually due at that time (including but not limited to any past due amounts) shall not constitute a waiver of the Lender’s right to receive payment in full at another time.
Section 1.18.Indemnity for Returned Payments. If after receipt of any payment which is applied to the payment of all or any part of the Obligations (including a payment effected through exercise of a right of setoff), the Lender is for any reason compelled to surrender such payment or proceeds to any Person because such payment or application of proceeds is invalidated, declared fraudulent, set aside, determined to be void or voidable as a preference, impermissible setoff, or a diversion of trust funds, or for any other reason (including pursuant to any settlement entered into by the Lender in its discretion), then the Obligations or part thereof intended to be satisfied shall be revived and continued and this Agreement shall continue in full force as if such payment or proceeds had not been received by the Lender. The provisions of this Section 2.18 shall be and remain effective notwithstanding any contrary action which may have been taken by the Lender in reliance upon such payment or application of proceeds. The provisions of this Section 2.18 shall survive the termination of this Agreement.

Article III
Representations and Warranties
    Each Loan Party represents and warrants to the Lender that:

Section 1.01.Organization; Powers. Each Loan Party and each Subsidiary is duly organized, or formed, validly existing and in good standing under the laws of the jurisdiction of its organization, has all requisite power and authority to carry on its business as now conducted and is qualified to do business in, and is in good standing in, every jurisdiction where the nature of its business or property in any such jurisdiction makes such qualification necessary.
Section 1.02.Authorization; Enforceability. The Transactions are within each Loan Party’s corporate or other organizational powers and have been duly authorized by all necessary corporate or other organizational actions and, if required, actions by equity holders. Each Loan Document to which each Loan Party is a party has been duly executed and delivered by such Loan Party and constitutes a legal, valid and binding obligation of such Loan Party, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.
Section 1.03.Governmental Approvals; No Conflicts. The Transactions (a) do not require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority, except such as have been obtained or made and are in full force and effect and except for filings necessary to perfect Liens created pursuant to the Loan Documents, (b) will not violate any Requirement of Law applicable to any Loan Party or any Subsidiary, (c) will not violate or result in a default under any indenture, agreement or other instrument binding upon any Loan Party or any Subsidiary or the assets of any Loan Party or any Subsidiary, or give rise to a right thereunder to require any payment to be made by any Loan Party or any Subsidiary, and (d) will not result in the creation or imposition of, or the requirement to create, any Lien on any asset of any Loan Party or any Subsidiary, except Liens created pursuant to the Loan Documents.
Section 1.04.Financial Condition; No Material Adverse Change. (a) The Company has heretofore furnished to the Lender its consolidated balance sheet and statements of income, stockholders equity and cash flows (i) as of and for the Reference Fiscal Year, reported on by the Borrowers’ Accountants, and (ii) as of and for the Interim Fiscal Period certified by its Financial Officer. Such financial statements present fairly, in all material respects, the financial position and results of operations and cash flows of the Company and its consolidated Subsidiaries as of such dates and for such periods in accordance with GAAP, subject to year-end audit adjustments (all of which, when taken as a whole, would not be materially adverse) and the absence of footnotes in the case of the statements referred to in clause (ii) above.
(b)No event, change or condition has occurred that has had, or could reasonably be expected to have, a Material Adverse Effect, since the last day of the Reference Fiscal Year.
Section 1.05.Properties. (a) As of the date of this Agreement, Section 3.05 of the Disclosure Certificate sets forth the address of each parcel of real property that is owned or leased by any Loan Party. Each of such leases and subleases is valid and enforceable in accordance with its terms and is in full force and effect, and no default by any party to any such lease or sublease exists. Each of the Loan Parties and each of its Subsidiaries has good and indefeasible title to, or valid leasehold interests in, all of its real and personal property material to its business, free of all Liens other than those permitted by Section 6.02 of the Domestic Credit Agreement.
(b)Each Loan Party and each Subsidiary owns, or is licensed to use, all trademarks, tradenames, copyrights, patents and other intellectual property necessary to its business as currently conducted, a correct and complete list of which, as of the date of this Agreement, is set forth in Section 3.05 of the Disclosure Certificate, and the use thereof by each Loan Party and each Subsidiary does not infringe in any material respect upon the rights of any other Person, and each Loan Party’s and each Subsidiary’s rights thereto are not subject to any licensing agreement or similar arrangement.
Section 1.06.Litigation and Environmental Matters. (a) There are no actions, suits or proceedings by or before any arbitrator or Governmental Authority pending against or, to the knowledge of any Loan Party, threatened in writing against or affecting any Loan Party or any Subsidiary (i) as to which there is a reasonable possibility of an adverse determination and that, if adversely determined, could reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect or (ii) that involve any Loan Document or the Transactions.

(b)Except for the Disclosed Matters (i) no Loan Party nor any Subsidiary has received notice of any claim with respect to any material Environmental Liability or knows of any basis for any material Environmental Liability and (ii) except with respect to any other matters that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, no Loan Party or any Subsidiary (A) has failed to comply with any Environmental Law applicable to it or to obtain, maintain or comply with any permit, license or other approval required under any Environmental Law, (B) has become subject to any applicable Environmental Liability, (C) has received notice of any claim with respect to any Environmental Liability or (D) knows of any basis for any Environmental Liability.
(c)Since the date of this Agreement, there has been no change in the status of the Disclosed Matters that, individually or in the aggregate, has resulted in, or materially increased the likelihood of, a Material Adverse Effect.
Section 1.07.Compliance with Laws and Agreements; No Default. Except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, each Loan Party and each Subsidiary is in compliance with (i) all Requirement of Law applicable to it or its property and (ii) all indentures, agreements and other instruments binding upon it or its property. No Default has occurred and is continuing.
Section 1.08.Investment Company Status. No Loan Party or any Subsidiary is an investment company as defined in, or subject to regulation under, the Investment Company Act of 1940.
Section 1.09.Taxes. Each Loan Party and each Subsidiary has timely filed or caused to be filed all Tax returns and reports required to have been filed and has paid or caused to be paid all Taxes required to have been paid by it, except (a) Taxes that are being contested in good faith by appropriate proceedings and for which such Loan Party or such Subsidiary, as applicable, has set aside on its books adequate reserves or (b) to the extent that the failure to do so could not be expected to result in a Material Adverse Effect. No Liens have been filed and no claims are being asserted with respect to any such Taxes.
Section 1.10.ERISA. No ERISA Event has occurred or is reasonably expected to occur that, when taken together with all other such ERISA Events for which liability is reasonably expected to occur, could reasonably be expected to result in a Material Adverse Effect. The present value of all accumulated benefit obligations under each Plan (based on the assumptions used for purposes of Statement of Financial Accounting Standards No. 87 or subsequent recodification thereof, as applicable) did not, as of the date of the most recent financial statements reflecting such amounts, exceed by more than $50,000 the fair market value of the assets of such Plan, and the present value of all accumulated benefit obligations of all underfunded Plans (based on the assumptions used for purposes of Statement of Financial Accounting Standards No. 87) did not, as of the date of the most recent financial statements reflecting such amounts, exceed by more than $50,000 the fair market value of the assets of all such underfunded Plans.
Section 1.11.Disclosure. (a) The Loan Parties have disclosed to the Lender all agreements, instruments and corporate or other restrictions to which any Loan Party or any Subsidiary is subject, and all other matters known to it, that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect. None of the reports, financial statements, certificates or other information furnished by or on behalf of any Loan Party or any Subsidiary to the Lender in connection with this Agreement or any other Loan Document (as modified or supplemented by other information so furnished) contains any material misstatement of fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that, with respect to projected financial information, the Loan Parties represent only that such information was prepared in good faith based upon assumptions believed by the Loan Parties to be reasonable at the time delivered and, if such projected financial information was delivered prior to the Effective Date, as of the Effective Date, it being understood that such projected financial information is subject to uncertainties and contingencies, many of which are beyond the control of the Loan Parties and their Subsidiaries, and no assurances can be given that such projected financial information will be realized and that actual results may differ in a material manner from such projected financial information.
(b)    As of the Effective Date, to the best knowledge of any Borrower, the information included in the Beneficial Ownership Certification provided on or prior to the Effective Date to any Lender in connection with this Agreement is true and correct in all material respects.
Section 1.12.Material Agreements. All Material Agreements to which any Loan Party is a party or is bound as of the date of this Agreement are listed in Section 3.12 of the Disclosure Certificate. No Loan Party is in default in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in (i) any Material Agreement to which it is a party or (ii) any agreement or instrument evidencing or governing Material Indebtedness.
Section 1.13.Solvency. (a) Immediately after the consummation of the Transactions to occur on the Effective Date, (i) the fair value of the assets of the Loan Parties, at a fair valuation, will exceed their debts and liabilities, subordinated, contingent or otherwise, (ii) the present fair saleable value of the property of the Loan Parties, will be greater than the amount that will be required to pay the probable liability of their debts and other liabilities, subordinated, contingent or otherwise, as such debts and other liabilities become absolute and matured; (iii) the Loan Parties will be able to pay their debts and liabilities, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured, and (iv) the Loan Parties will not have unreasonably small capital with which to conduct the business in which they is engaged as such businesses are now conducted and is proposed to be conducted after the Effective Date.
(b)No Loan Party intends to, nor will permit any Subsidiary to, and no Loan Party believes that it or any Subsidiary will, incur debts beyond its ability to pay such debts as they mature, taking into account the timing of and amounts of cash to be received by it or any such Subsidiary and the timing of the amounts of cash to be payable on or in respect of its Indebtedness or the Indebtedness of any such Subsidiary.
Section 1.14.Insurance. Section 3.14 of the Disclosure Certificate sets forth a description of all insurance maintained by or on behalf of the Loan Parties and their Subsidiaries as of the Effective Date. As of the Effective Date, all premiums in respect of such insurance have been paid in accordance with the terms arranged by the insurance company. The Borrowers maintain, and have caused each Subsidiary to maintain, with financially sound and reputable insurance companies, insurance on all their real and personal property in such amounts, subject to such deductibles and self-insurance retentions and covering such properties and risks as are adequate and customarily maintained by companies engaged in the same or similar businesses operating in the same or similar locations.
Section 1.15.Capitalization and Subsidiaries. (a) Section 3.15 of the Disclosure Certificate sets forth (i) a correct and complete list of the name and relationship to the Borrowers of each Subsidiary, (ii) a true and complete listing of each class of each of the Borrowers' authorized Equity Interests, all of which issued Equity Interests are validly issued, outstanding, fully paid and non-assessable, and owned beneficially and of record by the Persons identified in Section 3.15 of the Disclosure Certificate, and (iii) the type of entity of each Borrower and each Subsidiary. All of the issued and outstanding Equity Interests owned by any Loan Party have been (to the extent such concepts are relevant with respect to such ownership interests) duly authorized and issued and are fully paid and non-assessable. There are no outstanding commitments or other obligations of any Loan Party to issue, and no options, warrants or other rights of any Person to acquire, any shares of any class of capital stock or other equity interests of any Loan Party.
(b) General Aluminum Forgings, LLC, an Ohio limited liability company, SIFCO Custom Machining Company, a Minnesota corporation, and SIFCO Turbine Component Services LLC, an Ohio limited liability company, do not, and will not, own any assets at any time with a value in the aggregate in excess of $50,000, and each will be dissolved within 30 days of the finalization of all open accounts and claims that are currently pending in respect to each such Dormant Subsidiary.
(c) All assets of T & W are described Section 3.15 of the Disclosure Certificate, and T & W does not, and will not, own any other assets at any time.
Section 1.16.Security Interest in Collateral. The provisions of the Collateral Documents when executed and delivered create legal and valid Liens on all of the Collateral in favor of the Lender, for the benefit of the Secured Parties, and such Liens constitute perfected and continuing Liens on the Collateral, securing the Secured Obligations, enforceable against the applicable Loan Party (except as enforceability may be limited by equitable principles or by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditors’ rights generally), and having priority over all other Liens on the Collateral except in the case of (a) Permitted Encumbrances and other Liens permitted by the Domestic Credit Agreement, to the extent such Liens would have priority over the Liens in favor of the Lender pursuant to any applicable law or agreement, (b) Liens perfected only by possession (including possession of any certificate of title) or control to the extent the Lender has not obtained or does not maintain possession or control of such Collateral, and (c) Liens on ABL Priority Collateral pursuant to the Intracreditor Agreement, which are junior only to the Liens of the Lender on the ABL Priority Collateral.
Section 1.17.Employment Matters. As of the Effective Date, there are no strikes, lockouts or slowdowns against any Loan Party or any Subsidiary pending or, to the knowledge of any Loan Party, threatened in writing. The hours worked by and payments made to employees of the Loan Parties and their Domestic

Subsidiaries have not been in violation, in any material manner, of the Fair Labor Standards Act or any other applicable federal, state, local or foreign law dealing with such matters. All material payments due from any Loan Party or any Subsidiary, or for which any claim may be made against any Loan Party or any Subsidiary, on account of wages and employee health and welfare insurance and other benefits, have been paid or accrued as a liability on the books of such Loan Party or such Subsidiary (to the extent required by GAAP) in all material respects.
Section 1.18.Margin Regulations. No Loan Party is engaged and will not engage, principally or as one of its important activities, in the business of purchasing or carrying Margin Stock, or extending credit for the purpose of purchasing or carrying Margin Stock, and no part of the proceeds of any Borrowing hereunder will be used to buy or carry any Margin Stock. Following the application of the proceeds of each Borrowing not more than 25% of the value of the assets (either of any Loan Party only or of the Loan Parties and their Subsidiaries on a consolidated basis) will be Margin Stock.
Section 1.19.Use of Proceeds. The proceeds of the Loans have been used and will be used, whether directly or indirectly, as set forth in Section 5.02.
Section 1.20.No Burdensome Restrictions. No Loan Party is subject to any Burdensome Restriction except Burdensome Restrictions permitted under Section 6.10 of the Domestic Credit Agreement.
Section 1.21.Anti-Corruption Laws and Sanctions. Each Loan Party has implemented and maintains in effect policies and procedures designed to ensure compliance by such Loan Party, its Subsidiaries and their respective directors, officers, employees and Authorized Agents with Anti-Corruption Laws and applicable Sanctions, and such Loan Party, its Subsidiaries and their respective directors, officers and employees and, to the knowledge of such Loan Party, its Authorized Agents, are in compliance with Anti-Corruption Laws and applicable Sanctions in all material respects and are not knowingly engaged in any activity that would reasonably be expected to result in any Loan Party being designated as a Sanctioned Person. None of (a) any Loan Party, any Subsidiary or any of their respective directors, officers or, to the knowledge of any such Loan Party or Subsidiary, employees, or (b) to the knowledge of any such Loan Party or Subsidiary, any Authorized Agent of such Loan Party or any Subsidiary that will act in any capacity in connection with or benefit from the credit facility established hereby, is a Sanctioned Person. No Borrowing, use of proceeds, Transaction or other transaction contemplated by this Agreement or the other Loan Documents will violate Anti-Corruption Laws or applicable Sanctions.
Section 1.22.Affiliate Transactions. Except as set forth on Section 3.22 of the Disclosure Certificate, as of the date of this Agreement, there are no existing or proposed agreements, arrangements, understandings, or transactions between any Loan Party and any of the officers, members, managers, directors, stockholders, parents, holders of other Equity Interests, employees, or Affiliates (other than Subsidiaries) of any Loan Party or any members of their respective immediate families, and none of the foregoing Persons are directly or indirectly indebted to or have any direct or indirect ownership, partnership, or voting interest in any Affiliate of any Loan Party or any Person with which any Loan Party has a business relationship or which competes with any Loan Party (except that any such Persons may own Equity Interests in (but not exceeding 2.0% of the outstanding Equity Interests of) any publicly traded company that may compete with a Loan Party).
Section 1.23.Common Enterprise. The successful operation and condition of each of the Loan Parties is dependent on the continued successful performance of the functions of the group of the Loan Parties as a whole and the successful operation of each of the Loan Parties is dependent on the successful performance and operation of each other Loan Party. Each Loan Party expects to derive benefit (and its board of directors or other governing body has determined that it may reasonably be expected to derive benefit), directly and indirectly, from (i) successful operations of each of the other Loan Parties and (ii) the credit extended by the Lender to the Borrowers hereunder, both in their separate capacities and as members of the group of companies. Each Loan Party has determined that execution, delivery, and performance of this Agreement and any other Loan Documents to be executed by such Loan Party is within its purpose, in furtherance of its direct and/or indirect business interests, will be of direct and indirect benefit to such Loan Party, and is in its best interest.
Section 1.24.Plan Assets; Prohibited Transactions. No Loan Party or any of its Domestic Subsidiaries is an entity deemed to hold “plan assets” (within the meaning of the Plan Asset Regulations), and neither the execution, delivery or performance of the transactions contemplated under this Agreement, including the making of any Loan hereunder, will give rise to a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code.
Section 1.25.Export-Related Representations. (a) Each representation of the Borrowers contained in the Borrower Agreement is true and correct in all material respects. Export-Related Accounts Receivable. (b) (i) All Export-Related Accounts Receivable represented by Borrower to constitute Eligible Export-Related Accounts

Receivable satisfy all relevant eligibility criteria, (ii) all Export-Related Accounts Receivable information contained in Borrowing Base Certificates and related reports delivered to the Lender will be true and correct, subject to immaterial variance, and (iii) the Lender shall have the right at any time during normal business hours and at Borrower's expense to confirm the accuracy of such Export-Related Accounts Receivable information. (c) (i) All Export-Related Inventory represented by Borrower to constitute Eligible Export-Related Inventory satisfies all relevant eligibility criteria; (ii) all information regarding Export-Related Inventory contained in Borrowing Base Certificates and related schedules delivered to Lender will be true and correct, subject to immaterial variance; (iii) the Export-Related Inventory Value or Export-Related Historical Inventory Value (as applicable) will be determined in accordance with GAAP; (iv) except as agreed to the contrary by Lender in writing, all Eligible Export-Related Inventory are now and at all times hereafter will be in Borrower’s physical possession; (v) all Eligible Export-Related Inventory are now and at all times hereafter will be of good and merchantable quality, free from defects; (vi) no Eligible Export-Related Inventory is now and none at any time hereafter will be stored with a processor, bailee, warehouseman, or similar party that is not subject to a Collateral Access Agreement without Lender’s prior written consent; and (vii) Lender and Ex-Im Bank shall have the right at any time during normal business hours and at Borrower's expense to check and test Export-Related Inventory as to quality, value, and condition.
Article IV
Conditions
Section 1.01.Effective Date. The obligations of the Lender to make Loans hereunder shall not become effective until the date on which each of the following conditions is satisfied (or waived in accordance with Section 8.02):
(a)Credit Agreement and Loan Documents. The Lender (or its counsel) shall have received (i) a counterpart of this Agreement signed on behalf of each party hereto or written evidence satisfactory to the Lender (which may include facsimile or other electronic transmission of a signed signature page of this Agreement) that each such party has signed a counterpart of this Agreement, (ii) a counterpart of each other Loan Document (each in form and substance reasonably satisfactory to Lender) signed on behalf of each party thereto or written evidence reasonably satisfactory to the Lender (which may include facsimile or other electronic transmission of a signed signature page thereof) that each such party has signed a counterpart of such Loan Document, (iii) such other certificates, documents, instruments and agreements as the Lender shall reasonably request in connection with the Transactions, including all those documents and requirements listed in the Closing Conditions Schedule dated as of the date hereof among the Borrowers and the Lender, in each case in form and substance reasonably satisfactory to the Lender, and (iv) evidence reasonably satisfactory to the Lender as to the satisfaction of each of the items and requirements set forth in such Closing Conditions Schedule in a manner reasonably satisfactory to the Lender.
(b)Other Documents. The Lender shall have received such other documents as the Lender or its counsel may have reasonably requested.
The Lender shall notify the Borrower Representative of the Effective Date, and such notice shall be conclusive and binding. Notwithstanding the foregoing, the obligations of the Lender to make Loans hereunder shall not become effective unless each of the foregoing conditions is satisfied (or waived pursuant to Section 8.02) at or prior to 2:00 p.m., Chicago time, on the 5th Business Day following the date of this Agreement (and, in the event such conditions are not so satisfied or waived, the Commitment shall terminate at such time).

Section 1.02.Each Credit Event. The obligation of the Lender to make a Loan on the occasion of any Borrowing is subject to the satisfaction of the following conditions:
(a)The representations and warranties of the Loan Parties set forth in the Loan Documents shall be true and correct in all material respects with the same effect as though made on and as of the date of such Borrowing (it being understood and agreed that any representation or warranty which by its terms is made as of a specified date shall be required to be true and correct in all material respects only as of such specified date, and that any representation or warranty which is subject to any materiality qualifier shall be required to be true and correct in all respects).
(b)At the time of and immediately after giving effect to such Borrowing, no Default shall have occurred and be continuing.
(c)After giving effect to any Borrowing, Availability shall not be less than zero.
(d)Each Ex-Im Bank Document shall each be in full force and effect.

(e)All conditions to such Borrowing contained in the Ex-Im Bank Documents shall have been satisfied, and the Lender shall be permitted under the Ex-Im Bank Guarantee to make Borrowings hereunder.
Each Borrowing shall be deemed to constitute a representation and warranty by each Borrower on the date thereof as to the matters specified in paragraphs (a), (b), (c), (d), and (e) of this Section.

Article V
Affirmative Covenants
    Until all of the Secured Obligations shall have been Paid in Full, each Loan Party executing this Agreement covenants and agrees, jointly and severally with all of the other Loan Parties, with the Lender that:

Section 1.01.Financial Statements; Borrowing Base and Other Information. The Borrowers will furnish to the Lender the information required under the Reporting Schedule attached hereto within the applicable time periods set forth therein.
Section 1.02.Use of Proceeds. (a) The proceeds of the Loans will be used only for purposes permitted by the Borrower Agreement and the other Ex-Im Bank Documents. No part of the proceeds of any Loan will be used, whether directly or indirectly, for any purpose that entails a violation of any of the regulations of the Federal Reserve Board, including Regulations T, U and X.
(b)No Borrower will request any Borrowing, and no Borrower shall use, and each Borrower shall procure that its Subsidiaries and its and their respective directors, officers, employees and agents shall not use, the proceeds of any Borrowing (i) in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any Person in violation of any Anti-Corruption Laws to the extent such activity, businesses or transactions would be prohibited by Sanctions, if conducted by a corporation incorporated in the United States or the European Union, (ii) for the purpose of funding, financing or facilitating any activities, business or transaction of or with any Sanctioned Person, or in any Sanctioned Country, except to the extent permitted for a Person required to comply with Sanctions, or (iii) in any manner that would result in the violation of any Sanctions applicable to any party hereto.
Section 1.03.Accuracy of Information. The Loan Parties will ensure that any written information, including financial statements or other documents, furnished to the Lender in connection with this Agreement or any other Loan Document contains no material misstatement of fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, and the furnishing of such information shall be deemed to be a representation and warranty by each Borrower on the date thereof as to the matters specified in this Section 5.03; provided that, with respect to projected financial information, the Loan Parties will only ensure that such information was prepared in good faith based upon assumptions believed by the Loan Parties to be reasonable at the time, it being understood that such projected financial information is subject to uncertainties and contingencies, many of which are beyond the control of the Loan Parties and their Subsidiaries, and no assurances can be given that such projected financial information will be realized and that actual results may differ in a material manner from such projected financial information.
Section 1.04.Additional Collateral; Further Assurances. (a) Subject to applicable Requirements of Law, each Loan Party will cause each Domestic Subsidiary formed or acquired after the date of this Agreement to become a Loan Party by executing a joinder agreement in form satisfactory to the Lender. Upon execution and delivery thereof, each such Person (i) shall automatically become a Loan Guarantor hereunder and thereupon shall have all of the rights, benefits, duties, and obligations in such capacity under the Loan Documents and (ii) will grant Liens to the Lender, for the benefit of the Secured Parties, in any property of such Loan Party which constitutes Collateral, including any parcel of real property located in the U.S. owned by any Loan Party and all other existing and future assets of each Loan Party.
(b)Each Loan Party will cause 100% of the issued and outstanding Equity Interests of each of its Subsidiaries (limited, in the case of the Equity Interests of Foreign Subsidiaries, to (i) 66.66% of the issued and outstanding Equity Interests entitled to vote (within the meaning of Treas. Reg. Section 1.956-2(c)(2)), provided that a greater percentage may be required by the Lender to the extent a pledge of a greater percentage could not reasonably be expected to result in a material adverse tax consequence or if the Lender’s ability to be repaid in full would be impaired without such greater percentage, and (ii) 100% of the issued and outstanding

Equity Interests not entitled to vote (within the meaning of Treas. Reg. Section 1.956-2(c)(2)) in each Foreign Subsidiary directly owned by such Loan Party) to be subject at all times to a second priority, perfected Lien in favor of the Lender, for the benefit of the Secured Parties, subject only to first priority Liens in favor of the Lender on ABL Priority Collateral pursuant to the Intracreditor Agreement, and pursuant to the terms and conditions of the other Loan Documents or other security documents as the Lender shall reasonably request.
(c)Without limiting the foregoing, each Loan Party will, and will cause each Domestic Subsidiary to, execute and deliver, or cause to be executed and delivered, to the Lender such documents, agreements and instruments, and will take or cause to be taken such further actions (including the filing and recording of financing statements, fixture filings, mortgages, deeds of trust and other documents and such other actions or deliveries of the type required by Section 4.01, as applicable), which may be required by any Requirement of Law or which the Lender may, from time to time, reasonably request to carry out the terms and conditions of this Agreement and the other Loan Documents and to ensure perfection and priority of the Liens created or intended to be created by the Collateral Documents, all in form and substance reasonably satisfactory to the Lender and all at the expense of the Loan Parties.
(d)If any material assets (including any real property or improvements thereto or any interest therein) are acquired by any Loan Party after the Effective Date (other than assets constituting Collateral under the Security Agreement that become subject to the Lien under the Security Agreement upon acquisition thereof), the Borrower Representative will (i) notify the Lender, and, if requested by the Lender, cause such assets to be subjected to a Lien securing the Secured Obligations and (ii) take, and cause each applicable Loan Party to take, such actions as shall be necessary or reasonably requested by the Lender to grant and perfect such Liens, including actions described in paragraph (c) of this Section, all at the expense of the Loan Parties.
Section 1.05.Domestic Credit Agreement Covenants. In addition to the foregoing, the Borrower agrees that it shall observe and perform, as incorporated herein, the covenants and agreements set forth in Article V of the Domestic Credit Agreement (the “ Domestic Affirmative Covenants”). All such provisions of the Domestic Affirmative Covenants, including definitions of defined terms used therein, are hereby incorporated by reference and made a part of this Agreement to the same extent as if set forth fully herein. Any supplement, amendment, modification, waiver or consent made or granted by the Lender in connection with such provisions of the Domestic Credit Agreement incorporated herein at any time after the date hereof shall be deemed a supplement, amendment, modification, waiver or consent, as the case may be, with respect to such provisions as incorporated herein. Notwithstanding anything in this Agreement to the contrary, no termination, cancellation or expiry of the Domestic Credit Agreement shall have any effect whatsoever upon the provisions thereof as such provisions are incorporated herein, and such provisions of the Domestic Credit Agreement incorporated herein shall be deemed to survive any such termination, cancellation or expiry of the Domestic Credit Agreement and shall thereafter continue to be binding upon the Borrower under this Agreement. If there is any conflict between or among any provisions of the Domestic Affirmative Covenants, the provisions of this Agreement, or the provisions of the Borrower Agreement, the most stringent provision with respect to Borrower shall prevail and be controlling.
Section 1.06.Ex-Im Covenants. In addition to the foregoing, the Borrower agrees that it shall observe and perform, as incorporated herein, the covenants and agreements set forth in the Ex-Im Bank Documents. All such provisions of the Ex-Im Bank Documents, including definitions of defined terms used therein, are hereby incorporated by reference and made a part of this agreement to the same extent as if set forth fully herein. Any supplement, amendment, modification, waiver or consent made or granted by the Lender in connection with such provisions of the Ex-Im Bank Documents incorporated herein at any time after the date hereof shall be deemed a supplement, amendment, modification, waiver or consent, as the case may be, with respect to such provisions as incorporated herein. If there is any conflict between or among any provisions of the Ex-Im Bank Documents and the provisions of this Agreement, the most stringent provision with respect to Borrower shall prevail and be controlling.
Article VI
Negative Covenants
    Until all Secured Obligations shall have been Paid in Full, each Loan Party executing this Agreement covenants and agrees, jointly and severally with all of the other Loan Parties, with the Lender that:

Section 1.01.Domestic Credit Agreement Covenants. The Borrower agrees that it shall observe and perform, as incorporated herein, the covenants and agreements set forth in Article VI of the Domestic Credit Agreement (the “Domestic Negative Covenants”). All such provisions of the Domestic Negative Covenants, including definitions of defined terms used therein, are hereby incorporated by reference and made a part of this Agreement to the same extent as if set forth fully herein. Any supplement, amendment, modification, waiver or consent made or granted by the Lender in connection with such provisions of the Domestic Credit Agreement incorporated herein at any time after the date hereof shall be deemed a supplement, amendment, modification, waiver or consent, as the case may be, with respect to such provisions as incorporated herein. Notwithstanding anything in this Agreement to the contrary, no termination, cancellation or expiry of the Domestic Credit Agreement shall have any effect whatsoever upon the provisions thereof as such provisions are incorporated herein, and such provisions of the Domestic Credit Agreement incorporated herein shall be deemed to survive any such termination, cancellation or expiry of the Domestic Credit Agreement and shall thereafter continue to be binding upon the Borrower under this Agreement. If there is any conflict between or among any provisions of the Domestic Affirmative Covenants, the provisions of this Agreement, or the provisions of the Borrower Agreement, the most stringent provision with respect to Borrower shall prevail and be controlling.
Article VII
Events of Default
    If any of the following events (“Events of Default”) shall occur:

(a)the Borrowers shall fail to pay any principal of any Loan when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment thereof or otherwise;
(b)the Borrowers shall fail to pay any interest on any Loan or any fee or any other amount (other than an amount referred to in clause (a) of this Article) payable under this Agreement or any other Loan Document, when and as the same shall become due and payable, and such failure shall continue unremedied for a period of five days;
(c)any representation or warranty made or deemed made by or on behalf of any Loan Party or any Subsidiary in, or in connection with, this Agreement or any other Loan Document, or in any report, certificate, financial statement or other document furnished pursuant to or in connection with this Agreement or any other Loan Document, shall prove to have been materially incorrect when made or deemed made;
(d)any Loan Party shall fail to observe or perform any covenant, condition or agreement contained in this Agreement (other than those which constitute a default under another Section of this Article);
(e)the occurrence of any “default”, as defined in any Loan Document (other than this Agreement) or the breach of any of the terms or provisions of any Loan Document (other than this Agreement), which default or breach continues beyond any period of grace therein provided;
(f)except as permitted by the terms of this Agreement or any Collateral Document, (i) any Collateral Document shall for any reason fail to create a valid security interest in any Collateral purported to be covered thereby, or (ii) any Lien securing any Secured Obligation shall cease to be a perfected, first priority Lien;
(g)any Collateral Document shall fail to remain in full force or effect or any action shall be taken by a Person other than the Lender to discontinue or to assert the invalidity or unenforceability of any Collateral Document;
(h)any material provision of any Loan Document for any reason ceases to be valid, binding and enforceable against any Loan Party in accordance with its terms, or any Loan Party shall challenge the enforceability of any Loan Document or shall assert in writing, or engage in any action or inaction that evidences its assertion, that any provision of any of the Loan Documents has ceased to be or otherwise is not valid, binding and enforceable in accordance with its terms;
(i)a breach or default shall occur under the Domestic Credit Agreement;
(j)(i) the Ex-Im Bank Guarantee is terminated (other than as a result of the scheduled maturity of the Ex-Im Bank Guarantee) or any material provision of the Ex-Im Bank Guarantee for any reason ceases to be valid, binding and enforceable in accordance with its terms (or Ex-Im Bank shall challenge the enforceability of the Ex-Im Bank Guarantee or shall assert in writing, or engage in any action or inaction based on any such assertion, that any provision of the Ex-Im Bank Guarantee has ceased to be or otherwise is not valid, binding and enforceable in accordance with its terms), and (ii) any Revolving Loans remain outstanding as provided on the first Business Day following the occurrence of any event referred to in the foregoing clause (i);
(k)a breach or default shall occur under any Ex-Im Bank Document;

then, and in every such event (other than an event described in clause (h) or (i) of Article VII of the Domestic Credit Agreement), and at any time thereafter during the continuance of such event, the Lender may, by written notice to the Borrower Representative, take any or all of the following actions, at the same or different times: (i) terminate the Commitment, whereupon the Commitment shall terminate immediately, (ii) declare the Loans then outstanding to be due and payable in whole (or in part, but ratably as among the Classes of Loans and the Loans of each Class at the time outstanding, in which case any principal not so declared to be due and payable may thereafter be declared to be due and payable), whereupon the principal of the Loans so declared to be due and payable, together with accrued interest thereon and all fees and other Obligations of the Borrowers accrued hereunder, shall become due and payable immediately, in each case without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrowers, and (iii) [reserved]; and in the case of any event described in clause (h) or (i) of Article VII of the Domestic Credit Agreement, the Commitment shall automatically terminate and the principal of the Loans then outstanding, together with accrued interest thereon and all fees and other Obligations of the Borrowers accrued hereunder, shall automatically become due and payable, in each case without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrowers. Upon the occurrence and during the continuance of an Event of Default, the Lender may increase the rate of interest applicable to the Loans and other Obligations as set forth in this Agreement and exercise any rights and remedies provided to the Lender under the Loan Documents or at law or equity, including all remedies provided under the UCC.

Article VIII
Miscellaneous
Section 1.01.Notices. (a) Except in the case of notices and other communications expressly permitted to be given by telephone or Electronic Systems (and subject in each case to paragraph (b) below), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by facsimile, to the addresses set forth on the Terms Schedule attached hereto. All such notices and other communications (i) sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received, (ii) sent by facsimile shall be deemed to have been given when sent, provided that if not given during normal business hours of the recipient, such notice or communication shall be deemed to have been given at the opening of business on the next Business Day for the recipient or (iii) delivered through Electronic Systems to the extent provided in paragraph (b) below shall be effective as provided in such paragraph.
(b)Notices and other communications to the Lender hereunder may be delivered or furnished by Electronic Systems pursuant to procedures approved by the Lender; provided that the foregoing shall not apply to notices pursuant to Article II or to compliance and no Default certificates delivered pursuant to item (c) of the Reporting Schedule attached hereto unless otherwise agreed by the Lender. Each of the Lender and the Borrower Representative (on behalf of the Loan Parties) may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it; provided that approval of such procedures may be limited to particular notices or communications. Unless the Lender otherwise proscribes, all such notices and other communications (i) sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement), provided that if not given during the normal business hours of the recipient, such notice or communication shall be deemed to have been given at the opening of business on the next Business Day for the recipient, and (ii) posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (i) of notification that such notice or communication is available and identifying the website address therefor; provided that, for both clauses (i) and (ii) above, if such notice, e-mail or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next Business Day of the recipient.
(c)Any party hereto may change its address, facsimile number or e-mail address for notices and other communications hereunder by notice to the other parties hereto.
Section 1.02.Waivers; Amendments. (a) No failure or delay by the Lender in exercising any right or power hereunder or under any other Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Lender hereunder and under any other Loan Document are cumulative and are not exclusive of any rights or remedies that it would otherwise have. No waiver of any provision of any Loan Document or consent to any departure by any Loan Party therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. Without limiting the generality of the foregoing, the making of a Loan shall not be construed as a waiver of any Default, regardless of whether the Lender may have had notice or knowledge of such Default at the time.
(b)Neither this Agreement nor any other Loan Document nor any provision hereof or thereof may be waived, amended or modified except (i) in the case of this Agreement, pursuant to an agreement or agreements in writing entered into by the Borrowers and the Lender, or (ii) in the case of any other Loan Document, pursuant to an agreement or agreements in writing entered into by the Lender and the Loan Party or Loan Parties that are parties thereto.
Section 1.03.Expenses; Indemnity; Damage Waiver. (a) The Loan Parties, jointly and severally, shall pay all (i) documented and reasonable out-of-pocket expenses incurred by the Lender and its Affiliates, including the reasonable fees, charges and disbursements of counsel for the Lender, in connection with the credit facilities provided for herein, the preparation and administration of the Loan Documents and any amendments, modifications or waivers of the provisions of the Loan Documents (whether or not the transactions contemplated hereby or thereby shall be consummated), (ii) [reserved], and (iii) documented and reasonable out-of-pocket expenses incurred by the Lender, including the fees, charges and disbursements of any counsel for the Lender, in connection with the enforcement, collection or protection of its rights in connection with the Loan Documents, including its rights under this Section, or in connection with the Loans made hereunder, including all such documented and reasonable out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans. Expenses being reimbursed by the Loan Parties under this Section include, without limiting the generality of the foregoing, fees, costs and expenses incurred in connection with: (A) appraisals and insurance reviews; (B) field examinations and the preparation of Reports based on the fees charged by a third party retained by the Lender or the internally allocated fees for each Person employed by the Lender with respect to each field examination; (C) background checks regarding senior management and/or key investors, as deemed necessary or appropriate in the sole discretion of the Lender; (D) Taxes, fees and other charges for (1) lien and title searches and title insurance and (2) filing financing statements and continuations, recording any Mortgages, and other actions to perfect, protect, and continue the Lender’s Liens; (E) sums paid or incurred to take any action required of any Loan Party under the Loan Documents that such Loan Party fails to pay or take; and (F) forwarding loan proceeds, collecting checks and other items of payment, and establishing and maintaining the accounts and lock boxes (without duplication of any fees or expenses set forth in any applicable documentation relating thereto), and costs and expenses of preserving and protecting the Collateral; provided that the Loan Parties shall not be obligated to reimburse the Lender for more than the number of appraisals (whether for inventory or intellectual property) and field examinations set forth in the Terms Schedule attached hereto during any calendar year unless an Event of Default has occurred and is continuing. All of the foregoing fees, costs and expenses may be charged to the Borrowers as Revolving Loans or to another deposit account, all as described in Section 2.17(c).
(b)The Loan Parties, jointly and severally, shall indemnify the Lender, and each Related Party of the Lender (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all losses, claims, damages, penalties, incremental taxes, liabilities and related expenses, including the fees, charges and disbursements of any counsel for any Indemnitee, incurred by or asserted against any Indemnitee arising out of, in connection with, or as a result of (i) the execution or delivery of the Loan Documents or any agreement or instrument contemplated thereby, the performance by the parties hereto of their respective obligations thereunder or the consummation of the Transactions or any other transactions contemplated hereby, (ii) any Loan or the use of the proceeds therefrom, (iii) any actual or alleged presence or Release of Hazardous Materials on or from any property owned or operated by a Loan Party or a Subsidiary, or any Environmental Liability related in any way to a Loan Party or a Subsidiary, (iv) the failure of a Loan Party to deliver to the Lender the required receipts or other required documentary evidence with respect to a payment made by a Loan Party for Taxes pursuant to Section 2.16, or (v) any actual or prospective claim, litigation, investigation, arbitration or proceeding relating to any of the foregoing, whether or not such claim, litigation, investigation, arbitration or proceeding is brought by any Loan Party or their respective equity holders, Affiliates, creditors or any other third Person and whether based on contract, tort or any other theory and regardless of whether any Indemnitee is a party thereto; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, penalties, liabilities or related expenses are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee. This Section 8.03(b) shall not apply with respect to Taxes other than any Taxes that represent losses or damages arising from any non-Tax claim.
(c)To the extent permitted by applicable law, no Loan Party shall assert, and each Loan Party hereby waives, any claim against any Indemnitee (i) for any damages arising from the use by others of information or other materials obtained through telecommunications, electronic or other information transmission systems (including the Internet) or (ii) on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this

Agreement, any other Loan Document or any agreement or instrument contemplated hereby or thereby, the Transactions, any Loan, or the use of the proceeds thereof; provided that, nothing in this paragraph (c) shall relieve any Loan Party of any obligation it may have to indemnify an Indemnitee against special, indirect, consequential or punitive damages asserted against such Indemnitee by a third party.
(d)All amounts due under this Section shall be payable promptly after written demand therefor.
Section 1.04.Successors and Assigns. (a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that no Borrower may assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of the Lender (and any attempted assignment or transfer by any Borrower without such consent shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby and, to the extent expressly contemplated hereby, the Related Parties of the Lender) any legal or equitable right, remedy or claim under or by reason of this Agreement.
(b)The Lender may assign to one or more Persons (other than an Ineligible Institution) all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans at the time owing to it); provided that, except in the case of an assignment to an Affiliate of the Lender or an Approved Fund, the Borrower Representative must give its prior written consent to such assignment (which consent shall not be unreasonably withheld; provided that the Borrower Representative shall be deemed to have consented to any such assignment unless it shall object thereto by written notice to the Lender within five Business Days after having received notice thereof); and provided further that no consent of the Borrower Representative shall be required if an Event of Default has occurred and is continuing. Subject to notification of an assignment, the assignee shall be a party hereto and, to the extent of the interest assigned, have the rights and obligations of the Lender under this Agreement, and the Lender shall, to the extent of the interest assigned, be released from its obligations under this Agreement (and, in the case of an assignment covering all of the Lender’s rights and obligations under this Agreement, the Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 2.14, 2.15, 2.16 and 8.03). Each Borrower and each other Loan Party hereto hereby agrees to execute any amendment and/or any other document that may be necessary to effectuate such an assignment, including an amendment to this Agreement to provide for multiple lenders and an administrative agent to act on behalf of such lenders. Any assignment or transfer by the Lender of rights or obligations under this Agreement that does not comply with this paragraph shall be treated for purposes of this Agreement as a sale by the Lender of a participation in such rights and obligations in accordance with paragraph (c) of this Section.
    For the purposes of this Section 8.04(b), the terms “Approved Fund” and “Ineligible Institution” have the following meanings:

        “Approved Fund” means any Person (other than a natural person) that is engaged in making, purchasing, holding or investing in bank loans and similar extensions of credit in the ordinary course of its business and that is administered or managed by (a) the Lender, (b) an Affiliate of the Lender or (c) an entity or an Affiliate of an entity that administers or manages the Lender.

        “Ineligible Institution” means a (a) natural person, (b) holding company, investment vehicle or trust for, or owned and operated for the primary benefit of, a natural person or relative(s) thereof; provided that, with respect to clause (b), such holding company, investment vehicle or trust shall not constitute an Ineligible Institution if it (x) has not been established for the primary purpose of acquiring any Loans or Commitments, (y) is managed by a professional advisor, who is not such natural person or a relative thereof, having significant experience in the business of making or purchasing commercial loans, and (z) has assets greater than $25,000,000 and a significant part of its activities consist of making or purchasing commercial loans and similar extensions of credit in the ordinary course of its business, or (c) a Loan Party or a Subsidiary or other Affiliate of a Loan Party.

(c)The Lender may, without the consent of, or notice to, the Borrowers, sell participations to one or more banks or other entities other than an Ineligible Institution (a “Participant”) in all or a portion of the Lender’s rights and obligations under this Agreement (including all or a portion of its Commitment and/or the Loans owing to it); provided that (i) the Lender’s obligations under this Agreement shall remain unchanged, (ii) the Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Borrowers shall continue to deal solely and directly with the Lender in connection with the Lender’s rights and obligations under this Agreement. Subject to paragraph (d) of this Section, the Borrowers agree that each Participant shall be entitled to the benefits of Sections 2.14, 2.15 and 2.16 (subject to the requirements and limitations therein) to the same extent as if it were the Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section; provided that such Participant shall not be entitled to receive any greater payment under Section 2.14 or 2.16, with respect to any participation, than its participating Lender would have been entitled to receive, except to the extent such entitlement to receive a greater payment results from a Change in Law that occurs after the Participant acquired the applicable participation.
    To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 8.08 as though it were a Lender. If the Lender shall sell a participation, it shall, acting solely for this purpose as a non-fiduciary agent of the Borrowers, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Loans or other obligations under this Agreement or any other Loan Document (the “Participant Register”); provided that the Lender shall have no obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant’s interest in any Commitment, Loans, or its other obligations under any Loan Document) to any Person except to the extent that such disclosure is necessary to establish that such Commitment, Loan, or other obligation is in registered form under Section 5f.103-1(c) of the U.S. Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and the Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary.

(d)The Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of the Lender, including without limitation any pledge or assignment to secure obligations to a Federal Reserve Bank, and this Section shall not apply to any such pledge or assignment of a security interest; provided that no such pledge or assignment of a security interest shall release the Lender from any of its obligations hereunder or substitute any such pledgee or assignee for the Lender as a party hereto.
Section 1.05.Survival. All covenants, agreements, representations and warranties made by the Loan Parties in the Loan Documents and in the certificates or other instruments delivered in connection with or pursuant to this Agreement or any other Loan Document shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of the Loan Documents and the making of any Loans, regardless of any investigation made by any such other party or on its behalf and notwithstanding that the Lender may have had notice or knowledge of any Event of Default or incorrect representation or warranty at the time any credit is extended hereunder, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any fee or any other amount payable under this Agreement is outstanding and unpaid and so long as the Commitment has not expired or terminated. The provisions of Sections 2.14, 2.15, 2.16 and Article VIII shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated hereby, the repayment of the Loans, the expiration or termination of the Commitment or the termination of this Agreement or any other Loan Document or any provision hereof or thereof.
Section 1.06.Counterparts; Integration; Effectiveness; Electronic Execution. (a) This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement, the other Loan Documents and any separate letter agreements with respect to fees payable to the Lender constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Except as provided in Section 4.01, this Agreement shall become effective when it shall have been executed by the Lender and when the Lender shall have received counterparts hereof which, when taken together, bear the signatures of each of the other parties hereto, and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.
(b)Delivery of an executed counterpart of a signature page of (i) this Agreement ~~by telecopy~~, (ii) any other Loan Document and/or (iii) any document, amendment, approval, consent, information, notice (including, for the avoidance of doubt, any notice delivered pursuant to Section 8.01), certificate, request, statement, disclosure or authorization related to this Agreement, any other Loan Document and/or the transactions contemplated hereby and/or thereby (each an “Ancillary Document”) that is an Electronic Signature transmitted by facsimile, emailed pdf. or any other electronic means that reproduces an image of ~~the~~an actual executed signature page shall be effective as delivery of a manually executed counterpart of this Agreement, such other Loan Document or such Ancillary Document, as applicable. The words “execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to ~~any document to be signed in connection with~~ this Agreement ~~and the transactions contemplated hereby or thereby~~, any other Loan Document and/or any Ancillary Document shall be deemed to include Electronic Signatures, deliveries or the keeping of records in any electronic form (including deliveries by facsimile, emailed pdf. or any other electronic means that reproduces an image of an actual executed signature page), each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be~~, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.~~; provided that nothing herein shall require the Lender to accept Electronic Signatures in any form or format without its prior written consent and pursuant to procedures approved by it; provided, further, without limiting the foregoing, (A) to the extent the Lender has agreed to accept any Electronic Signature, the Lender shall be entitled to rely on such Electronic Signature purportedly given by or on behalf of any Loan Party without further verification thereof and without any obligation to review the appearance or form of any such Electronic Signature and (B) upon the request of the Lender, any Electronic Signature shall be promptly followed by a manually executed counterpart. Without limiting the generality of the foregoing, each Loan Party hereby (w) agrees that, for all purposes, including without limitation, in connection with any workout, restructuring, enforcement of remedies, bankruptcy proceedings or litigation among the Lender and the Loan Parties, Electronic Signatures transmitted by facsimile, emailed pdf. or any other electronic means that reproduces an image of an actual executed signature page and/or any electronic images of this Agreement, any other Loan Document and/or any Ancillary Document shall have the same legal effect, validity and enforceability as any paper original, (x) the Lender may, at its option, create one or more copies of this Agreement, any other Loan Document and/or any Ancillary Document in the form of an imaged electronic record in any format, which shall be deemed created in the ordinary course of its business, and destroy the original paper document (and all such electronic records shall be considered an original for all purposes and shall have the same legal effect, validity and enforceability as a paper record), (y) waives any argument, defense or right to contest the legal effect, validity or enforceability of this Agreement, any other Loan Document and/or Ancillary Document based solely on the lack of paper original copies of this Agreement, such other Loan Document and/or Ancillary Document, respectively, including with respect to any signature pages thereto and (z) waives any claim against any Lender-Related Person for any Liabilities arising solely from the Lender’s reliance on or use of Electronic Signatures and/or transmission by facsimile, emailed pdf. or any other electronic means that reproduces an image of an actual executed signature page, including any Liabilities arising as a result of the failure of any Loan Party to use any available security measures in connection with the execution, delivery or transmission of any Electronic Signature.
Section 1.07.Severability. Any provision of any Loan Document held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions thereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.
Section 1.08.Right of Setoff. If an Event of Default shall have occurred and be continuing, the Lender and each of its Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other obligations at any time owing by the Lender or such Affiliate to or for the credit or the account of any Borrower or Loan Guarantor against any and all of the Secured Obligations held by the Lender or such Affiliate, irrespective of whether or not the Lender shall have made any demand under the Loan Documents and although such obligations may be contingent or unmatured or are owed to a branch office or Affiliate of the Lender different from the branch office or Affiliate holding such deposit or obligated on such indebtedness. The rights of the Lender and its Affiliates under this Section are in addition to other rights and remedies (including other rights of setoff) that the Lender and its Affiliates may have.
Section 1.09.Governing Law; Jurisdiction; Consent to Service of Process. (a) The Loan Documents (other than those containing a contrary express choice of law provision) shall be governed by and construed in accordance with the internal laws and not the law of conflicts of the Governing State, but giving effect to federal laws applicable to national banks.
(b)Each Loan Party hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of any U.S. federal or Governing State court sitting in the Primary City, and any appellate court from any thereof, in any action or proceeding arising out of or relating to any Loan Documents, the transactions relating hereto or thereto, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may (and any such claims, cross-claims or third party claims brought against the Lender or any of its Related Parties may only) be heard and determined in the Governing State or, to the extent permitted by applicable law, in such federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by applicable law. Nothing in this Agreement or any other Loan Document shall affect any right that the Lender may otherwise have to bring any action or proceeding relating to this Agreement or any other Loan Document against any Loan Party or its properties in the courts of any jurisdiction.

(c)Each Loan Party hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or any other Loan Document in any court referred to in paragraph (b) of this Section. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.
(d)Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 8.01. Nothing in this Agreement or any other Loan Document will affect the right of any party to this Agreement to serve process in any other manner permitted by law.
Section 1.10.WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE OR OTHER AGENT (INCLUDING ANY ATTORNEY) OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.
Section 1.11.Headings. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.
Section 1.12.Confidentiality. The Lender agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its and its Affiliates’ directors, officers, employees and agents, including accountants, legal counsel and other advisors (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent requested by any Governmental Authority (including any self-regulatory authority, such as the National Association of Insurance Commissioners), (c) to the extent required by any Requirement of Law or by any subpoena or similar legal process, (d) to any other party to this Agreement, (e) in connection with the exercise of any remedies under this Agreement or any other Loan Document or any suit, action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder, (f) subject to an agreement containing provisions substantially the same as those of this Section, to (i) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement or (ii) any actual or prospective counterparty (or its advisors) to any swap or derivative transaction relating to the Loan Parties and their obligations, (g) with the consent of the Borrower Representative, (h) to holders of Equity Interests in a Borrower, (i) to any Person providing a Guarantee of all or any portion of the Secured Obligations or (j) to the extent such Information (i) becomes publicly available other than as a result of a breach of this Section or (ii) becomes available to the Lender on a non-confidential basis from a source other than the Borrowers. For the purposes of this Section, “Information” means all information received from any Borrower relating to the Borrowers or their business, other than any such information that is available to the Lender on a non-confidential basis prior to disclosure by the Borrowers; provided that, in the case of information received from the Borrowers after the date hereof, such information is clearly identified at the time of delivery as confidential. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.
Section 1.13.Nonreliance; Violation of Law. The Lender hereby represents that it is not relying on or looking to any margin stock for the repayment of the Borrowings provided for herein. Anything contained in this Agreement to the contrary notwithstanding, the Lender shall not be obligated to extend credit to the Borrowers in violation of any Requirement of Law.
Section 1.14.USA PATRIOT Act. The Lender is subject to the requirements of the USA PATRIOT Act and hereby notifies each Loan Party that, pursuant to the requirements of the USA PATRIOT Act, it is required to obtain, verify and record information that identifies such Loan Party, which information includes the name and address of such Loan Party and other information that will allow the Lender to identify such Loan Party in accordance with the USA PATRIOT Act.

Section 1.15.Disclosure. Each Loan Party hereby acknowledges and agrees that the Lender and/or its Affiliates from time to time may hold investments in, make other loans to or have other relationships with any of the Loan Parties and their respective Affiliates.
Section 1.16.Interest Rate Limitation. Notwithstanding anything herein to the contrary, if at any time the interest rate applicable to any Loan, together with all fees, charges and other amounts which are treated as interest on such Loan under applicable law (collectively the “Charges”), shall exceed the maximum lawful rate (the “Maximum Rate”) which may be contracted for, charged, taken, received or reserved by the Lender in accordance with applicable law, the rate of interest payable in respect of such Loan hereunder, together with all Charges payable in respect thereof, shall be limited to the Maximum Rate and, to the extent lawful, the interest and Charges that would have been payable in respect of such Loan but were not payable as a result of the operation of this Section shall be cumulated and the interest and Charges payable to the Lender in respect of other Loans or periods shall be increased (but not above the Maximum Rate therefor) until such cumulated amount, together with interest thereon at the NYFRB Rate to the date of repayment, shall have been received by the Lender.
Section 1.17.Marketing Consent. The Borrowers hereby authorize the Lender, at its sole expense, but without any prior approval by the Borrowers, to publish such tombstones and give such other publicity to this Agreement as it may from time to time determine in its sole discretion. The foregoing authorization shall remain in effect unless and until the Borrowers notify the Lender in writing that such authorization is revoked.
Section 1.18.Joint and Several. Each Borrower hereby unconditionally and irrevocably agrees it is jointly and severally liable to the Lender for the Secured Obligations. In furtherance thereof, each Borrower agrees that wherever in this Agreement it is provided that a Borrower is liable for a payment, such obligation is the joint and several obligation of each Borrower. Each Borrower acknowledges and agrees that its joint and several liability under this Agreement and the Loan Documents is absolute and unconditional and shall not in any manner be affected or impaired by any acts or omissions whatsoever by the Lender or any other Person. Each Borrower’s liability for the Secured Obligations shall not in any manner be impaired or affected by who receives or uses the proceeds of the credit extended hereunder or for what purposes such proceeds are used, and each Borrower waives notice of borrowing requests issued by, and loans or other extensions of credit made to, other Borrowers. Each Borrower hereby agrees not to exercise or enforce any right of exoneration, contribution, reimbursement, recourse or subrogation available to such Borrower against any party liable for payment under this Agreement and the Loan Documents unless and until the Lender has been paid in full and all of the Secured Obligations are satisfied and discharged following termination or expiration of all commitments of the Lender to extend credit to the Borrowers. Each Borrower’s joint and several liability hereunder with respect to the Secured Obligations shall, to the fullest extent permitted by applicable law, be the unconditional liability of such Borrower irrespective of (i) the validity, enforceability, avoidance or subordination of any of the Secured Obligations or of any other document evidencing all or any part of the Secured Obligations, (ii) the absence of any attempt to collect any of the Secured Obligations from any other Loan Party or any Collateral or other security therefor, or the absence of any other action to enforce the same, (iii) the amendment, modification, waiver, consent, extension, forbearance or granting of any indulgence by the Lender with respect to any provision of any instrument executed by any other Loan Party evidencing or securing the payment of any of the Secured Obligations, or any other agreement now or hereafter executed by any other Loan Party and delivered to the Lender, (iv) the failure by the Lender to take any steps to perfect or maintain the perfected status of its Lien upon, or to preserve its rights to, any of the Collateral or other security for the payment or performance of any of the Secured Obligations or the Lender’s release of any Collateral or of its Liens upon any Collateral, (v) the release or compromise, in whole or in part, of the liability of any other Loan Party for the payment of any of the Secured Obligations, (vi) any increase in the amount of the Secured Obligations beyond any limits imposed herein or in the amount of any interest, fees or other charges payable in connection therewith, in each case, if consented to by any other Borrower, or any decrease in the same, or (vii) any other circumstance that might constitute a legal or equitable discharge or defense of any Loan Party. After the occurrence and during the continuance of any Event of Default, the Lender may proceed directly and at once, without notice to any Borrower, against any or all of Loan Parties to collect and recover all or any part of the Secured Obligations, without first proceeding against any other Loan Party or against any Collateral or other security for the payment or performance of any of the Secured Obligations, and each Borrower waives any provision that might otherwise require the Lender under applicable law to pursue or exhaust its remedies against any Collateral or other Loan Party before pursuing such Borrower or its property. Each Borrower consents and agrees that the Lender shall be under no obligation to marshal any assets in favor of any Loan Party or against or in payment of any or all of the Secured Obligations.
Section 1.19.No Fiduciary Duty, etc. Each Borrower acknowledges and agrees, and acknowledges its subsidiaries’ understanding, that Lender will not have any obligations except those obligations expressly set forth herein and in the other Loan Documents and Lender is acting solely in the capacity of an arm’s length contractual counterparty to each Borrower with respect to the Loan Documents and the transaction contemplated therein and not as a financial advisor or a fiduciary to, or an agent of, any Borrower or any other person. Each Borrower agrees that it will not assert any claim against the Lender based on an alleged breach of fiduciary duty by the Lender in connection with this Agreement and the transactions contemplated hereby. Additionally, each Borrower acknowledges and agrees that the Lender is not advising any Borrower as to any legal, tax, investment, accounting, regulatory or any other matters in any jurisdiction. Each Borrower shall consult with its own advisors concerning such matters and shall be responsible for making its own independent investigation and appraisal of the transactions contemplated hereby, and the Lender shall have no responsibility or liability to any Borrower with respect thereto. Each Borrower further acknowledges and agrees, and acknowledges its subsidiaries’ understanding, that the Lender, together with its affiliates, is a full service securities or banking firm engaged in securities trading and brokerage activities as well as providing investment banking and other financial services. In the ordinary course of business, the Lender may provide investment banking and other financial services to, and/or acquire, hold or sell, for its own accounts and the accounts of customers, equity, debt and other securities and financial instruments (including bank loans and other obligations) of, any Borrower and other companies with which any Borrower may have commercial or other relationships. With respect to any securities and/or financial instruments so held by the Lender or any of its customers, all rights in respect of such securities and financial instruments, including any voting rights, will be exercised by the holder of the rights, in its sole discretion. In addition, each Borrower acknowledges and agrees, and acknowledges its subsidiaries’ understanding, that the Lender and its affiliates may be providing debt financing, equity capital or other services (including financial advisory services) to other companies in respect of which you may have conflicting interests regarding the transactions described herein and otherwise. The Lender will not use confidential information obtained from any Borrower by virtue of the transactions contemplated by the Loan Documents or its other relationships with such Borrower in connection with the performance by the Lender of services for other companies, and the Lender will not furnish any such information to other companies. Each Borrower also acknowledges that the Lender has no obligation to use in connection with the transactions contemplated by the Loan Documents, or to furnish to any Borrower, confidential information obtained from other companies.
Article IX
Loan Guaranty
Section 1.01.Guaranty. Each Loan Guarantor (other than those that have delivered a separate Guaranty) hereby agrees that it is jointly and severally liable for, and, as a primary obligor and not merely as surety, absolutely, unconditionally and irrevocably guarantees to the Secured Parties, the prompt payment when due, whether at stated maturity, upon acceleration or otherwise, and at all times thereafter, of the Secured Obligations and all costs and expenses including, without limitation, all court costs and attorneys’ and paralegals’ fees (including allocated costs of in-house counsel and paralegals) and expenses paid or incurred by the Lender in endeavoring to collect all or any part of the Secured Obligations from, or in prosecuting any action against, any Borrower, any Loan Guarantor or any other guarantor of all or any part of the Secured Obligations (such costs and expenses, together with the Secured Obligations, collectively the “Guaranteed Obligations”); provided, however, that the definition of “Guaranteed Obligations” shall not create any guarantee by any Loan Guarantor of (or grant of security interest by any Loan Guarantor to support, as applicable) any Excluded Swap Obligations of such Loan Guarantor for purposes of determining any obligations of any Loan Guarantor. Each Loan Guarantor further agrees that the Guaranteed Obligations may be extended or renewed in whole or in part without notice to or further assent from it, and that it remains bound upon its guarantee notwithstanding any such extension or renewal. All terms of this Loan Guaranty apply to and may be enforced by or on behalf of any domestic or foreign branch or Affiliate of the Lender that extended any portion of the Guaranteed Obligations.
Section 1.02.Guaranty of Payment. This Loan Guaranty is a guaranty of payment and not of collection. Each Loan Guarantor waives any right to require the Lender to sue any Borrower, any Loan Guarantor, any other guarantor of, or any other Person obligated for all or any part of the Guaranteed Obligations (each, an “Obligated Party”), or otherwise to enforce its payment against any collateral securing all or any part of the Guaranteed Obligations.
Section 1.03.No Discharge or Diminishment of Loan Guaranty. (a) Except as otherwise provided for herein, the obligations of each Loan Guarantor hereunder are unconditional and absolute and not subject to any reduction, limitation, impairment or termination for any reason (other than Payment in Full of the Guaranteed Obligations), including: (i) any claim of waiver, release, extension, renewal, settlement, surrender, alteration, or compromise of any of the Guaranteed Obligations, by operation of law or otherwise; (ii) any change in the corporate existence, structure or ownership of any Borrower or any other Obligated Party liable for any of the Guaranteed Obligations; (iii) any insolvency, bankruptcy, reorganization or other similar proceeding affecting any Obligated Party, or their assets or any resulting release or discharge of any obligation of any Obligated Party; or (iv) the existence of any claim, setoff or other rights which any Loan Guarantor may have at any time against any Obligated Party, the Lender, or any other Person, whether in connection herewith or in any unrelated transactions.

(b)The obligations of each Loan Guarantor hereunder are not subject to any defense or setoff, counterclaim, recoupment, or termination whatsoever by reason of the invalidity, illegality, or unenforceability of any of the Guaranteed Obligations or otherwise, or any provision of applicable law or regulation purporting to prohibit payment by any Obligated Party, of the Guaranteed Obligations or any part thereof.
(c)Further, the obligations of any Loan Guarantor hereunder are not discharged or impaired or otherwise affected by: (i) the failure of the Lender to assert any claim or demand or to enforce any remedy with respect to all or any part of the Guaranteed Obligations; (ii) any waiver or modification of or supplement to any provision of any agreement relating to the Guaranteed Obligations; (iii) any release, non-perfection, or invalidity of any indirect or direct security for the obligations of any Borrower for all or any part of the Guaranteed Obligations or any obligations of any other Obligated Party liable for any of the Guaranteed Obligations; (iv) any action or failure to act by the Lender with respect to any collateral securing any part of the Guaranteed Obligations; or (v) any default, failure or delay, willful or otherwise, in the payment or performance of any of the Guaranteed Obligations, or any other circumstance, act, omission or delay that might in any manner or to any extent vary the risk of such Loan Guarantor or that would otherwise operate as a discharge of any Loan Guarantor as a matter of law or equity (other than the Payment in Full of the Guaranteed Obligations).
Section 1.04.Defenses Waived. To the fullest extent permitted by applicable law, each Loan Guarantor hereby waives any defense based on or arising out of any defense of any Borrower or any Loan Guarantor or the unenforceability of all or any part of the Guaranteed Obligations from any cause, or the cessation from any cause of the liability of any Borrower, any Loan Guarantor, or any other Obligated Party other than the Payment in Full of the Guaranteed Obligations. Without limiting the generality of the foregoing, each Loan Guarantor irrevocably waives acceptance hereof, presentment, demand, protest and, to the fullest extent permitted by law, any notice not provided for herein, as well as any requirement that at any time any action be taken by any Person against any Obligated Party, or any other Person. Each Loan Guarantor confirms that it is not a surety under any state law and shall not raise any such law as a defense to its obligations hereunder. The Lender may, at its election, foreclose on any Collateral held by it by one or more judicial or nonjudicial sales, accept an assignment of any such Collateral in lieu of foreclosure or otherwise act or fail to act with respect to any collateral securing all or a part of the Guaranteed Obligations, compromise or adjust any part of the Guaranteed Obligations, make any other accommodation with any Obligated Party or exercise any other right or remedy available to it against any Obligated Party, without affecting or impairing in any way the liability of such Loan Guarantor under this Loan Guaranty except to the extent the Guaranteed Obligations have been Paid in Full. To the fullest extent permitted by applicable law, each Loan Guarantor waives any defense arising out of any such election even though that election may operate, pursuant to applicable law, to impair or extinguish any right of reimbursement or subrogation or other right or remedy of any Loan Guarantor against any Obligated Party or any security.
Section 1.05.Rights of Subrogation. No Loan Guarantor will assert any right, claim or cause of action, including, without limitation, a claim of subrogation, contribution or indemnification that it has against any Obligated Party, or any collateral, until the Loan Parties and the Loan Guarantors have fully performed all their obligations to the Lender.
Section 1.06.Reinstatement; Stay of Acceleration. If at any time any payment of any portion of the Guaranteed Obligations (including a payment effected through exercise of a right of setoff) is rescinded or must otherwise be restored or returned upon the insolvency, bankruptcy, or reorganization of any Obligated Party or otherwise (including pursuant to any settlement entered into by a Secured Party in its discretion), each Loan Guarantor’s obligations under this Loan Guaranty with respect to that payment shall be reinstated at such time as though the payment had not been made and whether or not the Lender is in possession of this Loan Guaranty. If acceleration of the time for payment of any of the Guaranteed Obligations is stayed upon the insolvency, bankruptcy or reorganization of any Obligated Party, all such amounts otherwise subject to acceleration under the terms of any agreement relating to the Guaranteed Obligations shall nonetheless be payable by the Loan Guarantors forthwith on demand by the Lender.
Section 1.07.Information. Each Loan Guarantor assumes all responsibility for being and keeping itself informed of each Obligated Party’s financial condition and assets, and of all other circumstances bearing upon the risk of nonpayment of the Guaranteed Obligations and the nature, scope and extent of the risks that each Loan Guarantor assumes and incurs under this Loan Guaranty, and agrees that the Lender shall not have any duty to advise any Loan Guarantor of information known to it regarding those circumstances or risks.
Section 1.08.Termination. The Lender may continue to make loans or extend credit to the Borrowers based on this Loan Guaranty until five days after it receives written notice of termination from any Loan Guarantor. Notwithstanding receipt of any such notice, each Loan Guarantor will continue to be liable to the Lender for any Guaranteed Obligations created, assumed or committed to prior to the fifth day after receipt of the notice, and all subsequent renewals, extensions, modifications and amendments with respect to, or substitutions for, all or any part of such Guaranteed Obligations. Nothing in this Section 9.08 shall be deemed to constitute a waiver of, or eliminate, limit, reduce or otherwise impair any rights or remedies the Lender may have in respect of, any Default or Event of Default that shall exist under clause (o) of Article VII hereof as a result of any such notice of termination.
Section 1.09.Taxes. Each payment of the Guaranteed Obligations will be made by each Loan Guarantor without withholding for any Taxes, unless such withholding is required by law. If any Loan Guarantor determines, in its sole discretion exercised in good faith, that it is so required to withhold Taxes, then such Loan Guarantor may so withhold and shall timely pay the full amount of withheld Taxes to the relevant Governmental Authority in accordance with applicable law. If such Taxes are Indemnified Taxes, then the amount payable by such Loan Guarantor shall be increased as necessary so that, net of such withholding (including such withholding applicable to additional amounts payable under this Section), the Lender receives the amount it would have received had no such withholding been made.
Section 1.10.Maximum Liability. Notwithstanding any other provision of this Loan Guaranty, the amount guaranteed by each Loan Guarantor hereunder shall be limited to the extent, if any, required so that its obligations hereunder shall not be subject to avoidance under Section 548 of the Bankruptcy Code or under any applicable state Uniform Fraudulent Transfer Act, Uniform Fraudulent Conveyance Act, Uniform Voidable Transactions Act or similar statute or common law. In determining the limitations, if any, on the amount of any Loan Guarantor’s obligations hereunder pursuant to the preceding sentence, it is the intention of the parties hereto that any rights of subrogation, indemnification or contribution which such Loan Guarantor may have under this Loan Guaranty, any other agreement or applicable law shall be taken into account.
Section 1.11.Contribution.
(a)To the extent that any Loan Guarantor shall make a payment under this Loan Guaranty (a “Guarantor Payment”) which, taking into account all other Guarantor Payments then previously or concurrently made by any other Loan Guarantor, exceeds the amount which otherwise would have been paid by or attributable to such Loan Guarantor if each Loan Guarantor had paid the aggregate Guaranteed Obligations satisfied by such Guarantor Payment in the same proportion as such Loan Guarantor’s “Allocable Amount” (as defined below) (as determined immediately prior to such Guarantor Payment) bore to the aggregate Allocable Amounts of each of the Loan Guarantors as determined immediately prior to the making of such Guarantor Payment, then, following indefeasible payment in full in cash of the Guarantor Payment and the Payment in Full of the Guaranteed Obligations and the termination of this Agreement, such Loan Guarantor shall be entitled to receive contribution and indemnification payments from, and be reimbursed by, each other Loan Guarantor for the amount of such excess, pro rata based upon their respective Allocable Amounts in effect immediately prior to such Guarantor Payment.
(b)As of any date of determination, the “Allocable Amount” of any Loan Guarantor shall be equal to the excess of the fair saleable value of the property of such Loan Guarantor over the total liabilities of such Loan Guarantor (including the maximum amount reasonably expected to become due in respect of contingent liabilities, calculated, without duplication, assuming each other Loan Guarantor that is also liable for such contingent liability pays its ratable share thereof), giving effect to all payments made by other Loan Guarantors as of such date in a manner to maximize the amount of such contributions.
(c)This Section 9.11 is intended only to define the relative rights of the Loan Guarantors, and nothing set forth in this Section 9.11 is intended to or shall impair the obligations of the Loan Guarantors, jointly and severally, to pay any amounts as and when the same shall become due and payable in accordance with the terms of this Loan Guaranty.
(d)The parties hereto acknowledge that the rights of contribution and indemnification hereunder shall constitute assets of the Loan Guarantor or Loan Guarantors to which such contribution and indemnification are owing.
(e)The rights of the indemnifying Loan Guarantors against other Loan Guarantors under this Section 9.11 shall be exercisable upon the Payment in Full of the Guaranteed Obligations and the termination of this Agreement.
Section 1.12.Liability Cumulative. The liability of each Loan Party as a Loan Guarantor under this Article IX is in addition to and shall be cumulative with all liabilities of each Loan Party to the Lender under this Agreement and the other Loan Documents to which such Loan Party is a party or in respect of any obligations or liabilities of the other Loan Parties, without any limitation as to amount, unless the instrument or agreement evidencing or creating such other liability specifically provides to the contrary.
Section 1.13.Keepwell. Each Qualified ECP Guarantor hereby jointly and severally absolutely, unconditionally and irrevocably undertakes to provide such funds or other support as may be needed from time to time by each other Loan Party to honor all of its obligations under this Guarantee in respect of a Swap Obligation (provided, however, that each Qualified ECP Guarantor shall only be liable under this Section 9.13 for the maximum amount of such liability that can be hereby incurred without rendering its obligations under this Section 9.13 or otherwise under this Loan Guaranty voidable under applicable law relating to fraudulent conveyance or fraudulent transfer, and not for any greater amount). Except as otherwise provided herein, the obligations of each Qualified ECP Guarantor under this Section 9.13 shall remain in full force and effect until the termination of all Swap Obligations. Each Qualified ECP Guarantor intends that this Section 9.13 constitute, and this Section 9.13 shall be deemed to constitute, a “keepwell, support, or other agreement” for the benefit of each other Loan Party for all purposes of Section 1a(18)(A)(v)(II) of the Commodity Exchange Act.
Article X
The Borrower Representative
        SECTION 10.01. Appointment; Nature of Relationship. The Company is hereby appointed by each of the Borrowers as its contractual representative (herein referred to as the “Borrower Representative”) hereunder and under each other Loan Document, and each of the Borrowers irrevocably authorizes the Borrower Representative to act as the contractual representative of such Borrower with the rights and duties expressly set forth herein and in the other Loan Documents. The Borrower Representative agrees to act as such contractual representative upon the express conditions contained in this Article X. Additionally, the Borrowers hereby appoint the Borrower Representative as their agent to receive all of the proceeds of the Loans in the Funding Account(s), at which time the Borrower Representative shall promptly disburse such Loans to the appropriate Borrower, provided that, in the case of a Revolving Loan, such amount shall not exceed such Borrower’s Availability. The Lender and its respective officers, directors, agents or employees, shall not be liable to the Borrower Representative or any Borrower for any action taken or omitted to be taken by the Borrower Representative or the Borrowers pursuant to this Section 10.01.

        SECTION 10.02. Powers. The Borrower Representative shall have and may exercise such powers under the Loan Documents as are specifically delegated to the Borrower Representative by the terms of each thereof, together with such powers as are reasonably incidental thereto. The Borrower Representative shall have no implied duties to the Borrowers, or any obligation to the Lender to take any action thereunder except any action specifically provided by the Loan Documents to be taken by the Borrower Representative.

        SECTION 10.03. Employment of Agents. The Borrower Representative may execute any of its duties as the Borrower Representative hereunder and under any other Loan Document by or through authorized officers.

        SECTION 10.04. Notices. Each Borrower shall immediately notify the Borrower Representative of the occurrence of any Default hereunder referring to this Agreement describing such Default and stating that such notice is a “notice of default.” In the event that the Borrower Representative receives such a notice, the Borrower Representative shall give prompt notice thereof to the Lender. Any notice provided to the Borrower Representative hereunder shall constitute notice to each Borrower on the date received by the Borrower Representative.

        SECTION 10.05. Successor Borrower Representative. Upon the prior written consent of the Lender, the Borrower Representative may resign at any time, such resignation to be effective upon the appointment of a successor Borrower Representative.

        SECTION 10.06. Execution of Loan Documents; Borrowing Base Certificate. The Borrowers hereby empower and authorize the Borrower Representative, on behalf of the Borrowers, to execute and deliver to the Lender the Loan Documents and all related agreements, certificates, documents, or instruments as shall be necessary or appropriate to effect the purposes of the Loan Documents, including without limitation, the Borrowing Base Certificate and the Compliance Certificates. Each Borrower agrees that any action taken by the Borrower Representative or the Borrowers in accordance with the terms of this Agreement or the other Loan Documents, and the exercise by the Borrower Representative of its powers set forth therein or herein, together with such other powers that are reasonably incidental thereto, shall be binding upon all of the Borrowers.

    SECTION 10.07. Reporting. Each Borrower hereby agrees that such Borrower shall furnish promptly after each fiscal month to the Borrower Representative a copy of its Borrowing Base Certificate and any other certificate or report required hereunder or requested by the Borrower Representative on which the Borrower Representative shall rely to prepare the Borrowing Base Certificate and Compliance Certificates required pursuant to the provisions of this Agreement.

Article XI
Warrant of Attorney
    Each Borrower authorizes any attorney at law to appear in any court of record in the State of Ohio or in any other state or territory of the United States of America after the loans become due, whether by acceleration or otherwise, to waive the issuing and service of process, and to confess judgment against such Borrower in favor of the Lender for the amount then appearing due on the Loans, together with interest, expenses, the costs of suit and reasonable counsel fees, and thereupon to release and waive all errors and all rights of appeal and stays of execution. Such authority shall not be exhausted by one exercise, but judgment may be confessed from time to time as any sums and/or costs, expenses or reasonable counsel fees shall be due, by filing an original or a photostatic copy of this Agreement. Each Borrower waives any conflict of interest that an attorney hired by the Lender may have in acting on such Borrower’s behalf in confessing judgment against such Borrower while such attorney is retained by the Lender. Each Borrower expressly consents to such attorney acting for such Borrower in confessing judgment and to such attorney’s fee being paid by the Lender or deducted from the proceeds of collection of the notes or collateral security therefor.

(Signature Page Follows)

        IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their respective authorized officers as of the day and year first above written.

BORROWERS:

                        SIFCO INDUSTRIES, INC.

By:________________________________________
Name: Tom Kubera
Title: Interim Chief Financial Officer

T & W FORGE, LLC

By:________________________________________
Name: Tom Kubera
Title: Treasurer

                        QUALITY ALUMINUM FORGE, LLC

By:________________________________________
Name: Tom Kubera
Title: Treasurer

Signature Page to Credit Agreement

                        LENDER:

JPMORGAN CHASE BANK, N.A.

By:________________________________________
Name: Matthew McLuckey
Title: Authorized Officer
Signature Page to Credit Agreement

I.Definitions Schedule

The following terms shall have the meanings given to them in the Terms Schedule attached hereto: “Annual Administration Fee”, “Applicable Margin”, , “Borrowers’ Accountants”, “Closing Fee”, “Governing State”, “Maturity Date”, “Primary City”, and “Reference Fiscal Year”.

The following terms shall have the meaning given to them in the Security Agreement: “Collateral Access Agreement”, “Collateral Deposit Account”, “Collection Account”, “Control Agreement”, and “Receivables”.

The following terms shall have the meaning given to them in the UCC: “Account”, “Document”, “Equipment”, and “Inventory”.

“ABL Priority Collateral” has the meaning given thereto in the Intracreditor Agreement.

“Accounts Receivable Aging Reports” has the meaning given thereto in the Borrower Agreement.
    “Adjusted ~~LIBO~~REVSOFR30 Rate” means~~, with respect to any Eurodollar Borrowing for any Interest Period or for any CBFR Borrowing,~~  an interest rate per annum ~~(rounded upwards, if necessary, to the next 1/16 of 1%)~~ equal to (a) the ~~LIBO Rate for such Interest Period multiplied by (b) the Statutory Reserve Rate.~~REVSOFR30 Rate plus (b) 0.10%; provided that (x) if the Adjusted REVSOFR30 Rate as so determined would be less than the Floor, such rate shall be deemed to be equal to the Floor for the purposes of this Agreement and (y) if the REVSOFR30 Rate shall not be available, then the Adjusted REVSOFR30 Rate shall be equal to the CB Floating Rate (unless an Alternate Rate shall have been established in accordance with Section 2.13).

    “Adjusted ~~One Month LIBOR~~Term SOFR Rate” means~~,~~  for any ~~day~~Interest Period, an interest rate per annum equal to ~~the sum of~~ (~~i) 2.50% plus (ii~~a) the ~~Adjusted LIBO~~Term SOFR Rate for ~~a one-month~~such Interest Period ~~on such day (or if such day is not a Business Day, the immediately preceding Business Day)~~plus (b) 0.10%; provided that~~, for the avoidance of doubt,~~ if the Adjusted ~~LIBO Rate for any day shall be based on the LIBO Screen Rate at approximately 11:00 a.m. London time on such day; provided further, that, if the LIBO Screen Rate at such time shall~~Term SOFR Rate as so determined would be less than ~~zero~~the Floor, such rate shall be deemed to be ~~zero~~equal to the Floor for the purposes of this Agreement.

    “Affiliate” means, with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the specified Person.

    “Alternate Rate” has the meaning assigned to such term in Section 2.13(c).

    “Ancillary Document” has the meaning assigned to such term in Section 8.06(b).

    “Anti-Corruption Laws” means all laws, rules, and regulations of any jurisdiction applicable to any of the Borrowers or any of their Subsidiaries from time to time concerning or relating to bribery or corruption.

    “Authorized Agent” means, with respect to any Loan Party or any Subsidiary thereof, an agent of such Person that is also controlled by such Person or for whose actions such Person is liable.

    “Availability” means, at any time, an amount equal to (a) the lesser of (i) the Revolving Commitment, and (ii) the Borrowing Base minus (b) the Revolving Exposure.

    “Availability Period” means the period from and including the Effective Date to but excluding the earlier of the Maturity Date and the date of termination of the Revolving Commitment.

    “Available Revolving Commitment” means, at any time, the Revolving Commitment minus the Revolving Exposure.

    “Banking Services” means each and any of the following bank services provided to any Loan Party by the Lender or any of its Affiliates: (a) credit cards for commercial customers (including, without limitation, “commercial credit cards” and purchasing cards), (b) stored value cards, (c) merchant processing services, and (d) treasury management services (including, without limitation, controlled disbursement, automated clearinghouse transactions, return items, overdrafts, cash pooling services, and interstate depository network services), and (e) Lease Financing.

    “Banking Services Obligations” means any and all obligations of the Loan Parties, whether absolute or contingent and howsoever and whensoever created, arising, evidenced or acquired (including all renewals, extensions and modifications thereof and substitutions therefor) in connection with Banking Services, provided, however, Banking Services Obligations in respect of Lease Financing shall be limited to Lease Deficiency Obligations.

    “Bankruptcy Code” means Title 11 of the United States Code entitled “Bankruptcy”, as now and hereafter in effect, or any successor statute.

    “Benchmark Transition Event” means the occurrence of one or more of the following events with respect to the ~~LIBO~~Term SOFR Rate and/or the REV~~LIB~~SOFR30 Rate, as applicable:

(i)        ~~(a)~~    a public statement or publication of information by or on behalf of the CME Term SOFR Administrator (or any successor administrator of the ~~LIBO Screen~~Term SOFR Rate and/or REV~~LIB~~SOFR30 ~~Screen~~ Rate, as applicable, or the published component used in the calculation thereof) announcing that such CME Term SOFR Administrator has ceased or will cease to provide the ~~LIBO Screen~~Term SOFR Rate and/or REV~~LIB~~SOFR30 ~~Screen~~ Rate, as applicable (or such component thereof), permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide the ~~LIBO Screen~~Term SOFR Rate and/or REV~~LIB~~SOFR30 ~~Screen~~ Rate, as applicable (or such component thereof); or

(ii)        ~~(b)~~    a public statement or publication of information by the NYFRB, the Federal Reserve Board, or, as applicable, the regulatory supervisor for the CME Term SOFR Administrator ~~of the LIBO Screen Rate and REVLIBOR30 Screen Rate, the U.S. Federal Reserve System~~, an insolvency official with jurisdiction over the CME Term SOFR Administrator ~~for the LIBO Screen Rate and REVLIBOR30 Screen Rate~~, a resolution authority with jurisdiction over the CME Term SOFR Administrator ~~for the LIBO Screen Rate and REVLIBOR30 Screen Rate~~, or a court or an entity with similar insolvency or resolution authority over the CME Term SOFR Administrator ~~for the LIBO Screen Rate and REVLIBOR30 Screen Rate~~, in each case, which states that the CME Term SOFR Administrator (or any successor administrator of the ~~LIBO Screen~~Term SOFR Rate and/or REV~~LIB~~SOFR30 ~~Screen~~ Rate, as applicable, or the published component used in the calculation thereof) has ceased or will cease to provide the ~~LIBO Screen~~Term SOFR Rate and/or REV~~LIB~~SOFR30 ~~Screen~~ Rate, as applicable (or such component thereof), permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide the ~~LIBO Screen~~Term SOFR Rate and/or REV~~LIB~~SOFR30 ~~Screen~~ Rate, as applicable (or such component thereof); or

(iii)        ~~(c)~~    a public statement or publication of information by the Federal Reserve Board, the NYFRB, the CME Term SOFR Administrator, or the regulatory supervisor for the CME Term SOFR Administrator (or any successor administrator of the ~~LIBO Screen~~Term SOFR Rate and/or REV~~LIB~~SOFR30 ~~Screen~~ Rate, as applicable, or the published component used in the calculation thereof), announcing that the ~~LIBO Screen~~Term SOFR Rate and/or REV~~LIB~~SOFR30 ~~Screen~~ Rate ~~are~~, as applicable (or such component thereof) is no longer, or as of a specified future date will no longer be, representative.

For the avoidance of doubt, a “Benchmark Transition Event” will be deemed to have occurred with respect to the Term SOFR Rate and/or REVSOFR30 Rate, as applicable if a public statement or publication of information set forth above has occurred with respect to each then-current available tenor of the Term SOFR Rate and/or REVSOFR30 Rate, as applicable.

    “Beneficial Ownership Certification” means a certification regarding the beneficial ownership as required by the Beneficial Ownership Regulation.

    “Beneficial Ownership Regulation” means 31 C.F.R. § 1010.230.

    “Borrower” or “Borrowers” means, individually or collectively, the Company, T & W, and Quality Forge.

    “Borrower Agreement” means the Borrower Agreement dated as of the First Amendment Effective Date executed by the Borrowers in favor of Ex-Im Bank and the Lender, which agreement as of the First Amendment Effective Date is attached hereto as Exhibit A, as may be as may be amended, modified, replaced, supplemented, or restated from time to time.

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    “Borrower Representative” means the Company, in its capacity as contractual representative of the Borrowers pursuant to Article X.

“Borrowing” means (a) Revolving Loans of the same Type, made, converted or continued on the same date and, in the case of ~~Eurodollar~~SOFR Loans, as to which a single Interest Period is in effect, (b) a Protective Advance, and (c) in the case of any other Loan made pursuant to a Rider attached hereto, any such Loan made on the same date as any such Rider and, in the case of ~~Eurodollar~~SOFR Loans, as to which a single Interest Period is in effect.

“Borrowing Base” means the Export-Related Borrowing Base, as defined in the Borrower Agreement.

“Borrowing Base Certificate” means an Export-Related Borrowing Base Certificate, as defined in the Borrower Agreement.

“Borrowing Request” means a request by the Borrower Representative for a Revolving Borrowing in accordance with Section 2.03 or, for another Class of Loan made pursuant to a Rider attached hereto, in accordance with such Rider.

“Burdensome Restriction” means any consensual encumbrance or restriction of the type described in Section 6.10 of the Domestic Credit Agreement.
“Business Day” means any day ~~that is not~~(other than a Saturday~~,~~ or a Sunday ~~or other day~~) on which ~~commercial~~ banks are open for business in New York City ~~are authorized or required by law to remain closed~~or Chicago; provided that, when determining the Term SOFR Reference Rate used in connection with a ~~Eurodollar~~SOFR Loan or a Loan accruing interest at the Adjusted REV~~LIB~~SOFR30 Rate without giving effect to the proviso contained in the definition for “REV~~LIB~~SOFR30 Rate”, the term “Business Day” shall also exclude any day on which ~~banks are not open for general business in London.~~the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in United States government securities.

“Capital Lease Obligations” has the meaning given thereto in the Domestic Credit Agreement.

    “CB Floating Rate” means the ~~Prime Rate; provided that the CB Floating Rate shall never be less than the Adjusted One Month LIBOR Rate on such day (or if such day is not a Business Day, the immediately preceding Business Day)~~greater of the Prime Rate or 2.5%. Any change in the CB Floating Rate due to a change in the Prime Rate ~~or the Adjusted One Month LIBOR Rate~~ shall be effective from and including the effective date of such change in the Prime Rate ~~or the Adjusted One Month LIBOR Rate, respectively~~.

    “CBFR”, when used in reference to: (a) a rate of interest, refers to the Adjusted REV~~LIB~~SOFR30 Rate, unless the REV~~LIB~~SOFR30 Rate shall not be available at such time, then it refers to the CB Floating Rate (unless an Alternate Rate shall have been established in accordance with Section 2.13), and (b) any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, bear interest at a rate determined by reference to the Adjusted REV~~LIB~~SOFR30 Rate or the CB Floating Rate.

    “Change in Law” means the occurrence after the date of this Agreement of any of the following: (a) the adoption of or taking effect of any law, rule, regulation or treaty; (b) any change in any law, rule, regulation or treaty or in the administration, interpretation, implementation or application thereof by any Governmental Authority; or (c) compliance by the Lender (or, for purposes of Section 2.14(b), by any lending office of the Lender or by the Lender’s holding company, if any) with any request, guideline, requirement or directive (whether or not having the force of law) of any Governmental Authority made or issued after the date of this Agreement; provided that notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines, requirements or directives thereunder or issued in connection therewith or in the implementation thereof, and (y) all requests, rules, guidelines, requirements or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law”, regardless of the date enacted, adopted, issued or implemented.

“Class”, when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, is a Revolving Loan, Protective Advance, or Loan of another Class made pursuant to a Rider attached hereto.

“CME Term SOFR Administrator” means CME Group Benchmark Administration Limited as administrator of the forward-looking term SOFR (or a successor administrator).
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“Code” means the Internal Revenue Code of 1986, as amended from time to time.

“Collateral” means any and all property owned, leased or operated by a Person covered by the Collateral Documents and any and all other property of any Loan Party, now existing or hereafter acquired, that may at any time be, become or intended to be, subject to a security interest or Lien in favor of the Lender, on behalf of the Secured Parties, to secure the Secured Obligations.

“Collateral Documents” means, collectively, the Security Agreement, any Mortgages, and any other agreements, instruments and documents executed in connection with this Agreement that are intended to create, perfect or evidence Liens to secure the Secured Obligations, including, without limitation, all other security agreements, pledge agreements, loan agreements, notes, guarantees, subordination agreements, pledges, powers of attorney, consents, assignments, contracts, notices, leases, financing statements and all other written matter whether theretofore, now or hereafter executed by any Loan Party and delivered to the Lender.

“Commodity Exchange Act” means the Commodity Exchange Act (7 U.S.C. § 1 et seq.).

“Commitment” means the sum of the Revolving Commitment and any other commitment to make Loans pursuant to a Rider attached hereto.

“Company” means SIFCO Industries, Inc., an Ohio corporation.

“Connection Income Taxes” means Other Connection Taxes that are imposed on or measured by net income (however denominated) or that are franchise Taxes or branch profits Taxes.

“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling” and “Controlled” have meanings correlative thereto.

    “Default” means any event or condition which constitutes an Event of Default or which upon notice, lapse of time or both would, unless cured or waived, become an Event of Default.

    “Disclosure Certificate” means the disclosure certificate prepared, executed and delivered by the Loan Parties to the Lender in connection with the Domestic Credit Agreement.

    “Disclosed Matters” means the actions, suits and proceedings and the environmental matters disclosed in Section 3.06 of the Disclosure Certificate.

    “dollars” or “$” refers to lawful money of the United States of America.

    “Domestic Credit Agreement” means the Credit Agreement dated August 8, 2018 among the Borrowers, the other loan parties party thereto from time to time, and the Lender, as may be amended, modified, or restated from time to time.

    “Domestic Subsidiary” means a Subsidiary organized under the laws of a jurisdiction located in the U.S.

    “Dormant Subsidiary” means a Subsidiary that (a) is not the direct or indirect equity holder of a Loan Party, (b) has aggregate assets of less than Fifty Thousand Dollars ($50,000), (c) does not conduct any business and does not own any asset used or needed by any Loan Party, and (d) has no direct or indirect Subsidiaries with aggregate assets of more than Fifty Thousand Dollars ($50,000).

    “ECP” means an “eligible contract participant” as defined in Section 1(a)(18) of the Commodity Exchange Act or any regulations promulgated thereunder and the applicable rules issued by the Commodity Futures Trading Commission and/or the SEC.

    “Effective Date” means the date on which the conditions specified in Section 4.01 are satisfied (or waived in accordance with Section 8.02).

“Electronic Signature” means an electronic sound, symbol, or process attached to, or associated with, a contract or other record and adopted by a Person with the intent to sign, authenticate or accept such contract or record.
“Electronic System” means any electronic system, including e-mail, e-fax, web portal access for the Borrowers, Intralinks®, ClearPar®, Debt Domain, Syndtrak and any other Internet or extranet-based site, whether
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such electronic system is owned, operated or hosted by the Lender or any of its respective Related Parties or any other Person, providing for access to data protected by passcodes or other security system.
“Eligible Export-Related Accounts” has the meaning given thereto in the Borrower Agreement.
“Eligible Export-Related Inventory” has the meaning given thereto in the Borrower Agreement.
“Environmental Laws” means all laws, rules, regulations, codes, ordinances, orders, decrees, judgments, injunctions, notices or binding agreements issued, promulgated or entered into by any Governmental Authority, relating in any way to (i) the environment, (ii) preservation or reclamation of natural resources, (iii) the management, Release or threatened Release of any Hazardous Material or (iv) health and safety matters.

    “Environmental Liability” means any liability, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities), of any Borrower or any Subsidiary directly or indirectly resulting from or based upon (a) any violation of any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) any exposure to any Hazardous Materials, (d) the release or threatened release of any Hazardous Materials into the environment or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

    “Equity Interests” means shares of capital stock, partnership interests, membership interests in a limited liability company, beneficial interests in a trust or other equity ownership interests in a Person, and any warrants, options or other rights entitling the holder thereof to purchase or acquire any such equity interest.

    “ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the rules and regulations promulgated thereunder.

    “ERISA Affiliate” means any trade or business (whether or not incorporated) that, together with the Borrowers, is treated as a single employer under Section 414(b) or (c) of the Code or Section 4001(14) of ERISA or, solely for purposes of Section 302 of ERISA and Section 412 of the Code, is treated as a single employer under Section 414 of the Code.

    “ERISA Event” means (a) any “reportable event”, as defined in Section 4043 of ERISA or the regulations issued thereunder, with respect to a Plan (other than an event for which the 30-day notice period is waived); (b) the failure to satisfy the “minimum funding standard” (as defined in Section 412 of the Code or Section 302 of ERISA), whether or not waived; (c) the filing pursuant to Section 412(c) of the Code or Section 302(c) of ERISA of an application for a waiver of the minimum funding standard with respect to any Plan; (d) the incurrence by any Borrower or any ERISA Affiliate of any liability under Title IV of ERISA with respect to the termination of any Plan; (e) the receipt by any Borrower or any ERISA Affiliate from the PBGC or a plan administrator of any notice relating to an intention to terminate any Plan or Plans or to appoint a trustee to administer any Plan; (f) the incurrence by any Borrower or any ERISA Affiliate of any liability with respect to the withdrawal or partial withdrawal of any Borrower or any ERISA Affiliate from any Plan or Multiemployer Plan; or (g) the receipt by any Borrower or any ERISA Affiliate of any notice, or the receipt by any Multiemployer Plan from any Borrower or any ERISA Affiliate of any notice, concerning the imposition upon any Borrower or any ERISA Affiliate of Withdrawal Liability or a determination that a Multiemployer Plan is, or is expected to be, insolvent, in critical status or in reorganization, within the meaning of Title IV of ERISA.

    ~~“Eurodollar”, when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, bears interest at a rate determined by reference to the Adjusted LIBO Rate.~~
    “Event of Default” has the meaning assigned to such term in Article VII.

“Excluded Swap Obligation” means, with respect to any Loan Party, any Swap Obligation if, and to the extent that, all or a portion of the Guarantee of such Loan Party of, or the grant by such Loan Party of a security interest to secure, such Swap Obligation (or any Guarantee thereof) is or becomes illegal under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) by virtue of such Loan Party’s failure for any reason to constitute an ECP at the time the Guarantee of such Loan Party or the grant of such security interest becomes or would become effective with respect to such Swap Obligation. If a Swap Obligation arises under a master agreement governing more than one swap, such exclusion shall apply only to the portion of such Swap Obligation that is attributable to swaps for which such Guarantee or security interest is or becomes illegal.

“Excluded Taxes” means any of the following Taxes imposed on or with respect to the Lender or required to be withheld or deducted from a payment to the Lender: (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, (i) imposed as a result of the
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Lender being organized under the laws of, or having its principal office or its applicable lending office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes, and (b) any withholding Taxes imposed under FATCA.

“Ex-Im Bank” means the Export-Import Bank of the United States of America.

“Ex-Im Bank Documents” means, collectively, the Ex-Im Bank Guarantee, the Borrower Agreement, the Ex-Im Note, the Loan Authorization Agreement, and any related correspondence issued by the Ex-Im Bank providing for terms and conditions of the Revolving Commitment, including any waiver letter.
“Ex-Im Bank Guarantee” means that certain Master Guarantee Agreement and any other guarantee now or hereafter executed by Ex-Im Bank in favor of the Lender, in form and substance reasonably satisfactory to the Lender, together with all amendments, modifications and supplements thereto.
“Ex-Im Note” has the meaning assigned to such term in Section 2.09.
“Export Orders” has the meaning given thereto in the Borrower Agreement.
“Export-Related Accounts” has the meaning given thereto in the Borrower Agreement.
“Export-Related Inventory” has the meaning given thereto in the Borrower Agreement.
    “Extenuating Circumstance” means any period during which the Lender has determined in its sole discretion (i) that due to unforeseen and/or nonrecurring circumstances, it is impractical and/or not feasible to submit or receive a Borrowing Request or Interest Election Request by email or fax or through Electronic System, and (ii) to accept a Borrowing Request or Interest Election Request telephonically.

    “FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof and any agreement entered into pursuant to Section 1471(b)(1) of the Code and any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement, treaty or convention among Governmental Authorities and implementing such Sections of the Code.

    “Federal Funds Effective Rate” means, for any day, the rate calculated by the NYFRB based on such day’s federal funds transactions by depositary institutions (as determined in such manner as ~~the NYFRB~~ shall be set forth on ~~its public~~the NYFRB’s Website from time to time) and published on the next succeeding Business Day by the NYFRB as the effective federal funds rate, provided that if the Federal Funds Effective Rate as so determined would be less than zero, such rate shall be deemed to be zero for the purposes of this Agreement.

    “Federal Reserve Board” means the Board of Governors of the Federal Reserve System of the United States of America.

“Financial Officer” means the chief financial officer, chief accounting officer, treasurer or controller of any Borrower.
“First Amendment” means the First Amendment to this Agreement.
“First Amendment Effective Date” means the date the First Amendment becomes effective pursuant to the date thereof.
“Floor” means the benchmark rate floor, if any, provided in this Agreement initially (as of the execution of this Agreement, the modification, amendment or renewal of this Agreement or otherwise) with respect to the Adjusted Term SOFR Rate or the Adjusted REVSOFR30 Rate, as applicable. For the avoidance of doubt, the initial Floor for each of the Adjusted Term SOFR Rate or the Adjusted REVSOFR30 Rate shall be zero.
“Foreign Subsidiary” means a Subsidiary that is organized under the laws of any jurisdiction other than the United States, a State thereof or the District of Columbia.
        “Funding Account” means the deposit account of the Borrowers to which the Lender is authorized by the Borrowers to transfer the proceeds of any Borrowings requested or authorized pursuant to this Agreement.

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    “GAAP” means generally accepted accounting principles in the U.S., as modified or understood in conjunction with Section 1.04 hereof.

    “Governmental Authority” means the government of the U.S., any other nation or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

    “Guarantee” of or by any Person (the “Guarantor”) means any obligation, contingent or otherwise, of the guarantor guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation of any other Person (the “Primary Obligor”) in any manner, whether directly or indirectly, and including any obligation of the guarantor, direct or indirect, (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation or to purchase (or to advance or supply funds for the purchase of) any security for the payment thereof, (b) to purchase or lease property, securities or services for the purpose of assuring the owner of such Indebtedness or other obligation of the payment thereof, (c) to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation or (d) as an account party in respect of any letter of credit or letter of guaranty issued to support such Indebtedness or obligation; provided, that the term Guarantee shall not include endorsements for collection or deposit in the ordinary course of business.

“Guaranteed Obligations” has the meaning assigned to such term in Section 9.01.

    “Hazardous Materials” means all explosive or radioactive substances or wastes and all hazardous or toxic substances, wastes or other pollutants, including petroleum or petroleum distillates, asbestos or asbestos containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes and all other substances or wastes of any nature regulated pursuant to any Environmental Law.

    “IBA” has the meaning assigned to such term in Section 1.05.

    “IFRS” means the body of pronouncements issued by the International Accounting Standards Board (“IASB”), including International Financial Reporting Standards and interpretations approved by the IASB, International Accounting Standards and Standing Interpretations Committee interpretations approved by the predecessor International Accounting Standards Committee and adapted for use in the European Union.

    ~~“Impacted Interest Period” has the meaning assigned to such term in the definition of “LIBO Rate”.~~
    “Indebtedness” of any Person means, without duplication, (a) all obligations of such Person for borrowed money or with respect to deposits or advances of any kind, (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, (c) all obligations of such Person upon which interest charges are customarily paid, (d) all obligations of such Person under conditional sale or other title retention agreements relating to property acquired by such Person, (e) all obligations of such Person in respect of the deferred purchase price of property or services (excluding current accounts payable incurred in the ordinary course of business), (f) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on property owned or acquired by such Person, whether or not the Indebtedness secured thereby has been assumed, (g) all Guarantees by such Person of Indebtedness of others, (h) all Capital Lease Obligations of such Person, (i) all obligations, contingent or otherwise, of such Person as an account party in respect of letters of credit and letters of guaranty, (j) all obligations, contingent or otherwise, of such Person in respect of bankers’ acceptances, (k) all obligations of such Person under any earn-out (which for all purposes of this Agreement shall be valued at the maximum potential payable with respect to each such earn-out), (l) any other Off-Balance Sheet Liability of such Person, and (m) all obligations of such Person, whether absolute or contingent and howsoever and whensoever created, arising, evidenced or acquired (including all renewals, extensions and modifications thereof and substitutions therefor), under (i) any and all Swap Agreements, and (ii) any and all cancellations, buy backs, reversals, terminations or assignments of any Swap Agreement transaction. The Indebtedness of any Person shall include the Indebtedness of any other entity (including any partnership in which such Person is a general partner) to the extent such Person is liable therefor as a result of such Person’s ownership interest in or other relationship with such entity, except to the extent the terms of such Indebtedness provide that such Person is not liable therefor.

    “Indemnified Taxes” means (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of any Loan Party under any Loan Document and (b) to the extent not otherwise described in the foregoing clause (a) hereof, Other Taxes.

    “Intracreditor Agreement” means the Intracreditor Subordination Agreement dated as of the date hereof by the Lender.

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“Interest Election Request” means a request by the Borrower Representative to convert or continue a Borrowing in accordance with Section 2.07.

“Interest Payment Date” means (a) with respect to any CBFR Loan, the first Business Day of each calendar month and the Maturity Date, (b) with respect to any ~~Eurodollar~~SOFR Loan, the last day of each Interest Period applicable to the Borrowing of which such Loan is a part and, in the case of a ~~Eurodollar~~SOFR Borrowing with an Interest Period of more than three months' duration, each day prior to the last day of such Interest Period that occurs at intervals of three months' duration after the first day of such Interest Period, and (c) with respect to all Loans, the Maturity Date.

“Interest Period” means with respect to any ~~Eurodollar~~SOFR Borrowing the period commencing on the date of such ~~Eurodollar~~SOFR Borrowing and ending on the numerically corresponding day in the calendar month that is one, ~~two,~~ three or six months (or, with the consent of the Lender, twelve months) thereafter, as the Borrower Representative may elect; provided, that (i) if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless, such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day and (ii) any Interest Period that commences on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the last calendar month of such Interest Period) shall end on the last Business Day of the last calendar month of such Interest Period. For purposes hereof, the date of a Borrowing initially shall be the date on which such Borrowing is made and, thereafter, shall be the effective date of the most recent conversion or continuation of such Borrowing.

    ~~“Interpolated Rate” means, at any time, for any Interest Period, the rate per annum (rounded to the same number of decimal places as the LIBO Screen Rate) determined by the Lender (which determination shall be conclusive and binding absent manifest error) to be equal to the rate that results from interpolating on a linear basis between: (a) the LIBO Screen Rate for the longest period (for which the LIBO Screen Rate is available) that is shorter than the Impacted Interest Period and (b) the LIBO Screen Rate for the shortest period (for which the LIBO Screen Rate is available) that exceeds the Impacted Interest Period, in each case, at such time; provided, that, if any Interpolated Rate shall be less than zero, such rate shall be deemed to be zero for purposes of this Agreement.~~
    “Inventory Schedules” has the meaning given thereto in the Borrower Agreement.

    “Lease Deficiency Obligation” means after default, repossession and disposition of the Equipment which is the subject of or which secures a Lease Financing, the amount, if any, by which (i) any and all obligations of the Loan Parties to a Lessor, arising, evidenced or acquired (including all renewals, extensions and modifications thereof and substitutions therefor) in connection with a specific Lease Financing, exceeds (ii) the Net Proceeds realized by the Lessor upon the disposition of the Equipment which is the subject of or which secures the specific Lease Financing.

    “Lease Financing” means (i) a lease of specific Equipment as defined in Article 2-A of the UCC, and (ii) a secured financing transaction secured by specific Equipment, whether that transaction is called a lease or a loan, entered into by any Loan Party with the Lender or any of its Affiliates (in this context, the “Lessor”).
    ~~“LIBO Rate” means, with respect to any Eurodollar Borrowing for any applicable Interest Period or for any CBFR Borrowing, the LIBO Screen Rate at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period; provided that, if the LIBO Screen Rate shall not be available at such time for such Interest Period (an “Impacted Interest Period”), then the LIBO Rate shall be the Interpolated Rate, subject to Section 2.13 in the event that the Lender shall conclude that it shall not be possible to determine such Interpolated Rate (which conclusion shall be conclusive and binding absent manifest error). Notwithstanding the above, to the extent that “LIBO Rate” or “Adjusted LIBO Rate” is used in connection with a CBFR Borrowing, such rate shall be determined as modified by the definition of Adjusted One Month LIBOR Rate.~~
    ~~“LIBO Screen Rate” means, for any day and time, with respect to any Eurodollar Borrowing for any Interest Period or for any CBFR Borrowing, the London interbank offered rate as administered by ICE Benchmark Administration (or any other Person that takes over the administration of such rate for Dollars) for a period equal in length to such Interest Period as displayed on such day and time on pages LIBOR01 or LIBOR02 of the Reuters screen that displays such rate (or, in the event such rate does not appear on a Reuters page or screen, on any successor or substitute page on such screen that displays such rate, or on the appropriate page of such other information service that publishes such rate from time to time as selected by the Lender in its reasonable discretion); provided that if the LIBO Screen Rate as so determined would be less than zero, such rate shall be deemed to zero for the purposes of this Agreement.~~
    “Lien” means, with respect to any asset, (a) any mortgage, deed of trust, lien, pledge, hypothecation, encumbrance, charge or security interest in, on or of such asset, (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially
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the same economic effect as any of the foregoing) relating to such asset and (c) in the case of securities, any purchase option, call or similar right of a third party with respect to such securities.

“Loan Authorization Agreement” means the loan authorization notice dated as of the First Amendment Effective Date executed by the Lender in favor of Ex-Im Bank, which notice as of the First Amendment Effective Date is attached hereto as Exhibit B, as may be as may be amended, modified, replaced, supplemented, or restated from time to time.

    “Loan Documents” means, collectively, this Agreement, any promissory notes issued pursuant to this Agreement, the Collateral Documents, the Loan Guaranty, any Obligation Guaranty, the Ex-Im Bank Documents, and all other agreements, instruments, documents and certificates identified in or contemplated by Section 4.01 executed and delivered to, or in favor of, the Lender and including all other pledges, powers of attorney, consents, assignments, contracts, notices, letter of credit agreements, letter of credit applications and all other written matter whether heretofore, now or hereafter executed by or on behalf of any Loan Party and delivered to the Lender in connection with this Agreement or the transactions contemplated hereby. Any reference in this Agreement or any other Loan Document to a Loan Document shall include all appendices, exhibits, riders or schedules thereto, and all amendments, restatements, supplements or other modifications thereto, all waivers thereunder, and shall refer to this Agreement or such Loan Document as the same may be in effect at any and all times such reference becomes operative.

    “Loan Guarantor” means each Loan Party other than a Borrower.

    “Loan Guaranty” means Article IX of this Agreement and each separate Guarantee, in form and substance satisfactory to the Lender, delivered by each Loan Guarantor.

    “Loan Parties” means the Borrowers, the Borrowers’ Domestic Subsidiaries that are not Dormant Subsidiaries, and any other Person who becomes a party to this Agreement pursuant to a joinder agreement and their respective successors and assigns, and the term “Loan Party” shall mean any one of them or all of them individually, as the context may require.

“Loans” means the loans and advances made by the Lender pursuant to this Agreement.

“Margin Stock” means margin stock within the meaning of Regulations T, U and X, as applicable.

“Material Adverse Effect” means a material adverse effect on (a) the business, assets, operations or condition, financial or otherwise, of the Loan Parties taken as a whole, (b) the ability of any Loan Party to perform any of its Obligations, (c) the Collateral, or the Lender’s Liens on the Collateral or the priority of such Liens, or (d) the rights of or benefits available to the Lender under any of the Loan Documents.

“Material Agreements” means all material agreements and contracts identified in Section 3.12 of the Disclosure Certificate.

“Material Indebtedness” means Indebtedness (other than the Loans), or obligations in respect of one or more Swap Agreements, of any one or more of the Loan Parties or any Subsidiary in an aggregate principal amount exceeding $250,000. For purposes of determining Material Indebtedness, the “principal amount” of the obligations of the Loan Parties or any Subsidiary in respect of any Swap Agreement at any time shall be the maximum aggregate amount (giving effect to any netting agreements) that such Loan Party or Subsidiary would be required to pay if such Swap Agreement were terminated at such time.

“Moody's” means Moody's Investors Service, Inc.

“Mortgages” means any mortgage, deed of trust or other agreement which conveys or evidences a Lien in favor of the Lender, on real property of a Loan Party.

“Multiemployer Plan” means a multiemployer plan as defined in Section 4001(a)(3) of ERISA.

    “Net Proceeds” means, with respect to any event, (a) the cash proceeds received in respect of such event including (i) any cash received in respect of any non-cash proceeds (including any cash payments received by way of deferred payment of principal pursuant to a note or installment receivable or purchase price adjustment receivable or otherwise, but excluding any interest payments), but only as and when received, (ii) in the case of a casualty, insurance proceeds and (iii) in the case of a condemnation or similar event, condemnation awards and similar payments, minus (b) the sum of (i) all reasonable fees and out-of-pocket expenses paid to third parties (other than Affiliates) in connection with such event, (ii) in the case of a sale, transfer or other disposition of an asset (including pursuant to a sale and leaseback transaction or a casualty or a condemnation or similar
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proceeding), the amount of all payments required to be made as a result of such event to repay Indebtedness (other than Loans) secured by such asset or otherwise subject to mandatory prepayment as a result of such event and (iii) the amount of all taxes paid (or reasonably estimated to be payable) and the amount of any reserves established to fund contingent liabilities reasonably estimated to be payable, in each case during the year that such event occurred or the next succeeding year and that are directly attributable to such event (as determined reasonably and in good faith by a Financial Officer of the Borrower Representative).

    “Notice Date” has the meaning assigned to such term in Section 2.13(c).

    “NYFRB” means the Federal Reserve Bank of New York.

    “NYFRB Rate” means, for any day, the greater of (a) the Federal Funds Effective Rate in effect on such day and (b) the Overnight Bank Funding Rate in effect on such day(or for any day that is not a Business Day, for the immediately preceding Business Day); provided that if none of such rates are published for any day that is a Business Day, the term “NYFRB Rate” means the rate for a federal funds transaction quoted at 11:00 a.m. on such day received by the Lender from a federal funds broker of recognized standing selected by it; provided, further, that if any of the aforesaid rates as so determined would be less than zero, such rate shall be deemed to be zero for purposes of this Agreement.

    “NYFRB’s Website” means the website of the NYFRB at www.newyorkfed.org, or any successor source.

    “Obligated Party” has the meaning assigned to such term in Section 9.02.

    “Obligation Guaranty” means any Guarantee of all or any portion of the Secured Obligations executed and delivered to the Lender by a guarantor who is not a Loan Party.

    “Obligations” means all unpaid principal of and accrued and unpaid interest on the Loans, all accrued and unpaid fees and all expenses, reimbursements, indemnities and other obligations and indebtedness (including interest and fees accruing during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding), obligations and liabilities of any of the Loan Parties to the Lender or any indemnified party individually or collectively, existing on the Effective Date or arising thereafter, direct or indirect, joint or several, absolute or contingent, matured or unmatured, liquidated or unliquidated, secured or unsecured, arising by contract, operation of law or otherwise, arising or incurred under this Agreement or the Ex-Im Bank Documents. The Obligations shall be the “Loan Facility Obligations” referred to in the Borrower Agreement.

“OFAC” means the Office of Foreign Assets Control of the United States Department of the Treasury.
“Off-Balance Sheet Liability” of a Person means (a) any repurchase obligation or liability of such Person with respect to accounts or notes receivable sold by such Person, (b) any indebtedness, liability or obligation under any so-called “synthetic lease” transaction entered into by such Person, or (c) any indebtedness, liability or obligation arising with respect to any other transaction which is the functional equivalent of or takes the place of borrowing but which does not constitute a liability on the balance sheet of such Person (other than operating leases).

“Other Connection Taxes” means, with respect to the Lender, Taxes imposed as a result of a present or former connection between the Lender and the jurisdiction imposing such Taxes (other than a connection arising from the Lender having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to, or enforced, any Loan Document, or sold or assigned an interest in any Loan, or any Loan Document).

    “Other Taxes” means all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Loan Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment.

    “Overnight Bank Funding Rate” means, for any day, the rate comprised of both overnight federal funds and overnight eurodollar ~~borrowings~~transactions denominated in Dollars by U.S.–managed banking offices of depository institutions (as such composite rate shall be determined by the NYFRB as set forth on ~~its public~~the NYFRB’s Website from time to time) and published on the next succeeding Business Day by the NYFRB as an overnight bank funding rate.

“Paid in Full” or “Payment in Full” means, (i) the indefeasible payment in full in cash of all outstanding Loans, together with accrued and unpaid interest thereon, (ii) [reserved], (iii) the indefeasible payment in full in
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cash of the accrued and unpaid fees, (iv) the indefeasible payment in full in cash of all reimbursable expenses and other Secured Obligations (other than Unliquidated Obligations for which no claim has been made and other obligations expressly stated to survive such payment and termination of this Agreement), together with accrued and unpaid interest thereon, (v) the termination of all Commitments, and (vi) the termination of the Swap Agreement Obligations and the Banking Services Obligations or entering into other arrangements satisfactory to the Secured Parties counterparties thereto.

    “Participant” has the meaning assigned to such term in Section 8.04(c).

    “PBGC” means the Pension Benefit Guaranty Corporation referred to and defined in ERISA and any successor entity performing similar functions.

    “Permitted Discretion” means a determination made in good faith and in the exercise of reasonable (from the perspective of a secured asset-based lender) business judgment.

    “Permitted Encumbrances” means:

        (a)    Liens imposed by law for Taxes that are not yet due or are being contested in compliance with Section 5.04 of the Domestic Credit Agreement;

        (b)    carriers', warehousemen's, mechanics', materialmen's, repairmen's and other like Liens imposed by law, arising in the ordinary course of business and securing obligations that are not overdue by more than 30 days or are being contested in compliance with Section 5.04 of the Domestic Credit Agreement;

        (c)    Liens incurred in, pledges and deposits made in the ordinary course of business in compliance with workers' compensation, unemployment insurance and other social security laws or regulations;

        (d)    Liens incurred or deposits to secure the performance of tender bids, trade contracts, leases, statutory obligations, surety and appeal bonds, payment and return of money bonds, and other similar obligations, performance bonds and other obligations of a like nature, in each case in the ordinary course of business;

        (e)    attachment or judgment Liens in respect of judgments that do not constitute an Event of Default under clause (k) of Article VII;

        (f)    easements, zoning restrictions, rights-of-way and similar encumbrances on real property imposed by law or arising in the ordinary course of business that do not secure any monetary obligations and do not materially detract from the value of the affected property or interfere with the ordinary conduct of business of any Borrower or any Subsidiary;

        (g)    customary restrictive provisions in leases, subleases, licenses or sublicenses and other contracts restricting the assignment, transfer, lease, sublease, license or sublicense thereof (or otherwise restricting the granting of a Lien on the assets subject thereto);

        (h)    purported Liens evidenced by the filing of financing statements as a precautionary measure in connection with operating leases of personal property and consignment of goods entered into in the ordinary course of business;

        (i)    non-exclusive outbound licenses of patents, trademarks, copyrights and other intellectual property rights granted by any Loan Party in the ordinary course of business and not interfering in any respect with the ordinary conduct of or materially detracting from the value of the business of such Person; and

        (j)     other similar Liens incurred in the ordinary course of business which are incidental to the conduct of the business or the ownership of the property and assets of the Loan Parties and which were not incurred in connection with the borrowing of money or the obtaining of advances or credit, and which do not have priority ahead of the Lien of the Lender and in the aggregate materially impair the use of such properties and assets in the operation of such Persons’ business;

provided that the term “Permitted Encumbrances” shall not include any Lien securing Indebtedness, except with respect to clause (e) above.

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    “Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

    “Plan” means any employee pension benefit plan (other than a Multiemployer Plan) subject to the provisions of Title IV of ERISA or Section 412 of the Code or Section 302 of ERISA, and in respect of which any Borrower or any ERISA Affiliate is (or, if such plan were terminated, would under Section 4069 of ERISA be deemed to be) an “employer” as defined in Section 3(5) of ERISA.

    “Prepayment Event” means:
(a)    any sale, transfer or other disposition (including pursuant to a sale and leaseback transaction) of any property or asset of any Loan Party, other than dispositions described in Section 6.05(a) of the Domestic Credit Agreement; or
(b)    any casualty or other insured damage to, or any taking under power of eminent domain or by condemnation or similar proceeding of, any property or asset of any Loan Party with a fair value immediately prior to such event equal to or greater than the $100,000; or
(c)    the issuance by a Borrower of any Equity Interests, or the receipt by a Borrower of any capital contribution; or
(d)    the incurrence by any Loan Party of any Indebtedness, other than Indebtedness permitted under Section 6.01 of the Domestic Credit Agreement.
    “Prime Rate” means the rate of interest last quoted by The Wall Street Journal as the “Prime Rate” in the U.S. or, if The Wall Street Journal ceases to quote such rate, the highest per annum interest rate published by the Federal Reserve Board in Federal Reserve Statistical Release H.15 (519) (Selected Interest Rates) as the “bank prime loan” rate or, if such rate is no longer quoted therein, any similar rate quoted therein (as determined by the Lender) or any similar release by the Federal Reserve Board (as determined by the Lender). Each change in the Prime Rate shall be effective from and including the date such change is publicly announced or quoted as being effective.

    “Qualified ECP Guarantor” means, in respect of any Swap Obligation, each Loan Party that has total assets exceeding $10,000,000 at the time the relevant Loan Guaranty or grant of the relevant security interest becomes or would become effective with respect to such Swap Obligation or such other person as constitutes an “eligible contract participant” under the Commodity Exchange Act or any regulations promulgated thereunder and can cause another person to qualify as an “eligible contract participant” at such time by entering into a keepwell under Section 1a(18)(A)(v)(II) of the Commodity Exchange Act.

    “Rate Indices” means CB Floating Rate, Adjusted ~~LIBO~~Term SOFR Rate, Adjusted REV~~LIB~~SOFR30 Rate, REVSOFR30 Rate, Term SOFR Reference Rate, and ~~LIBO~~Term SOFR Rate.

    ~~“Regulation D” means Regulation D of the Federal Reserve Board, as in effect from time to time and all official rulings and interpretations thereunder or thereof.~~
    “Regulation T” means Regulation T of the Federal Reserve Board, as in effect from time to time and all official rulings and interpretations thereunder or thereof.

    “Regulation U” means Regulation U of the Federal Reserve Board, as in effect from time to time and all official rulings and interpretations thereunder or thereof.

    “Regulation X” means Regulation X of the Federal Reserve Board, as in effect from time to time and all official rulings and interpretations thereunder or thereof.

    “Related Parties” means, with respect to any specified Person, such Person’s Affiliates and the respective directors, officers, partners, members, trustees, employees, agents, administrators, managers, representatives and advisors of such Person and such Person’s Affiliates.

    “Release” means any releasing, spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, migrating, disposing or dumping of any substance into the environment.

    “Relevant Governmental Body” means the Federal Reserve Board and/or the NYFRB, the CME Term SOFR Administrator, as applicable, or a committee officially endorsed or convened by the Federal Reserve Board and/or the NYFRB or, in each case, any successor thereto.

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    “Report” means reports prepared by the Lender or another Person showing the results of appraisals, field examinations or audits pertaining to the assets of the Loan Parties from information furnished by or on behalf of the Borrowers, after the Lender has exercised its rights of inspection pursuant to this Agreement.

    “Requirement of Law” means, with respect to any Person, (a) the charter, articles or certificate of organization or incorporation and bylaws or operating, management or partnership agreement, or other organizational or governing documents of such Person~~,~~ and (b) any statute, law (including common law), treaty, rule regulation, code, ordinance, order, decree, writ, judgment, injunction or determination of any arbitrator or court or other Governmental Authority (including Environmental Laws), in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

    “Reserves” means any and all reserves which the Lender deems necessary, in its Permitted Discretion, to maintain (including, without limitation, an availability reserve, reserves for accrued and unpaid interest on the Secured Obligations, Banking Services Reserves, volatility reserves, reserves for rent at locations leased by any Loan Party and for consignee's, warehousemen’s and bailee’s charges, reserves for dilution of Accounts, reserves for Inventory shrinkage, reserves for customs charges and shipping charges related to any Inventory in transit, reserves for Swap Agreement Obligations, reserves for contingent liabilities of any Loan Party, reserves for uninsured losses of any Loan Party, reserves for uninsured, underinsured, unindemnified or under indemnified liabilities or potential liabilities with respect to any litigation and reserves for taxes, fees, assessments, and other governmental charges) with respect to the Collateral or any Loan Party.

    “Responsible Officer” means the president, Financial Officer or other executive officer of any Borrower.

    “Reuters” means, as applicable, Thomson Reuters Corp, Refinitiv, or any successor thereto.

~~“REVLIBOR30 Rate” means the London interbank offered rate administered by ICE Benchmark Administration (or any other Person that takes over the administration of such rate for Dollars) for a one (1) month period as displayed on pages LIBOR01 or LIBOR02 of the Reuters screen that displays such rate (or, in the event such rate does not appear on a Reuters page or screen, on any successor or substitute page on such screen that displays such rate, or on the appropriate page of such other information service that publishes such rate from time to time as shall be selected by the Lender in its reasonable discretion; in each case the “REVLIBOR30 Screen Rate”) at approximately 11:00 a.m., London time, two Business Days prior to the first Business Day of each month, adjusted monthly on the first Business Day of each month; provided that, (x) if the REVLIBOR30 Screen Rate shall be less than 0%, the REVLIBOR30 Screen Rate shall be deemed to be 0% for purposes of this Agreement and (y) if the REVLIBOR30 Screen Rate shall not be available at such time for such a period, then the REVLIBOR30 Rate shall be equal to the CB Floating Rate (unless an Alternate Rate shall have been established in accordance with Section 2.13). Any change in the REVLIBOR30 Rate shall be effective from and include the effective date of such change.~~
~~“REVLIBOR30 Rate Loans” has the meaning assigned to such term in Section 1.05.~~
“Revolving Commitment” means the commitment of the Lender to make Revolving Loans hereunder up to the amount set forth in the Terms Schedule.
“Revolving Exposure” means, at any time, the outstanding principal amount of Revolving Loans at such time.

“Revolving Loan” means an export-related Loan made pursuant to Section 2.01(a) and the Borrower Agreement.

“REVSOFR30 Rate” (i) means the Term SOFR Reference Rate for a (1) month period, as such rate is published by the CME Term SOFR Administrator, at approximately 5:00 a.m., Chicago time, two (2) Business Days prior to the first (1st) Business Day of each month, adjusted monthly on the first (1st) Business Day of each month and (ii) when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Adjusted REVSOFR30 Rate. Any change in the REVSOFR30 Rate shall be effective from and include the effective date of such change.

“S&P” means Standard & Poor's Ratings Services, a Standard & Poor’s Financial Services LLC business.

“Sanctioned Country” means, at any time, a country, region, or territory which is itself the subject or target of any Sanctions (at the time of this Agreement, Crimea, Cuba, Iran, North Korea and Syria).

“Sanctioned Person” means, at any time, (a) any Person listed in any Sanctions-related list of designated Persons maintained by the Office of Foreign Assets Control of the U.S. Department of the Treasury or the U.S. Department of State. the United Nations Security Council, the European Union, any European Union member state or Her Majesty’s Treasury of the United Kingdom or other relevant sanctions authority, (b) any Person
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operating, organized or resident in a Sanctioned Country, (c) any Person owned or controlled by any such Person or Persons described in the foregoing clauses (a) or (b), or (d) any Person otherwise the subject of any Sanctions.

“Sanctions” means economic or financial sanctions or trade embargoes imposed, administered or enforced from time to time by (a) the U.S. government, including those administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury or the U.S. Department of State, or (b) the United Nations Security Council, the European Union, any European Union member state or Her Majesty’s Treasury of the United Kingdom or other relevant sanctions authority.

“SEC” means the Securities and Exchange Commission of the U.S.

“Secured Obligations” means all Obligations, together with all (i) Banking Services Obligations and (ii) Swap Agreement Obligations owing to the Lender or its Affiliates; provided, however, that the definition of “Secured Obligations” shall not create any guarantee by any Loan Guarantor of (or grant of security interest by any Loan Guarantor to support, as applicable) any Excluded Swap Obligations of such Loan Guarantor for purposes of determining any obligations of any Loan Guarantor.

“Secured Parties” means (a) the Lender, (b) each Affiliate of the Lender that provides Banking Services, (c) each Affiliate of the Lender that is a counterparty to any Swap Agreement, (d) the beneficiaries of each indemnification obligation undertaken by any Loan Party under any Loan Document, and (e) the successors and assigns of each of the foregoing.

“Security Agreement” means that certain Security Agreement (including any and all supplements thereto), dated as of August 8, 2018, among the Loan Parties and the Lender, for the benefit of the Secured Parties, and any other pledge or security agreement entered into, after the date of this Agreement by any other Loan Party (as required by this Agreement or any other Loan Document), or any other Person, for the benefit of the Secured Parties.

~~“Statutory Reserve Rate” means a fraction (expressed as a decimal), the numerator of which is the number one and the denominator of which is the number one minus the aggregate of the maximum reserve percentage (including any marginal, special, emergency or supplemental reserves) established by the Federal Reserve Board to which the Lender is subject with respect to the Adjusted LIBO Rate, for eurocurrency funding (currently referred to as “Eurocurrency liabilities” in Regulation D). Such reserve percentages shall include those imposed pursuant to Regulation D. Eurodollar Loans shall be deemed to constitute eurocurrency funding and to be subject to such reserve requirements without benefit of or credit for proration, exemptions or offsets that may be available from time to time to the Lender under Regulation D or any comparable regulation. The Statutory Reserve Rate shall be adjusted automatically on and as of the effective date of any change in any reserve percentage.~~
“SOFR” means a rate equal to the secured overnight financing rate as administered by the NYFRB (or a successor administrator of the secured overnight financing rate) and when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Adjusted Term SOFR Rate.

“Subordinated Indebtedness” of a Person means any Indebtedness of such Person the payment of which is subordinated to payment of the Secured Obligations to the written satisfaction of the Lender.

“subsidiary” means, with respect to any Person (the “parent”) at any date, any corporation, limited liability company, partnership, association or other entity the accounts of which would be consolidated with those of the parent in the parent's consolidated financial statements if such financial statements were prepared in accordance with GAAP as of such date, as well as any other corporation, limited liability company, partnership, association or other entity (a) of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power or, in the case of a partnership, more than 50% of the general partnership interests are, as of such date, owned, controlled or held, or (b) that is, as of such date, otherwise Controlled, by the parent or one or more subsidiaries of the parent or by the parent and/or one or more subsidiaries of the parent.

    “Subsidiary” means any direct or indirect subsidiary of the Company or a Loan Party, as applicable.

    “Swap Agreement” means any agreement with respect to any swap, forward, spot, future, credit default or derivative transaction or option or similar agreement involving, or settled by reference to, one or more rates, currencies, commodities, equity or debt instruments or securities, or economic, financial or pricing indices or measures of economic, financial or pricing risk or value or any similar transaction or any combination of these transactions; provided that no phantom stock or similar plan providing for payments only on account of services
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provided by current or former directors, officers, employees or consultants of the Borrowers or the Subsidiaries shall be a Swap Agreement.

    “Swap Agreement Obligations” means any and all obligations of the Loan Parties, whether absolute or contingent and howsoever and whensoever created, arising, evidenced or acquired (including all renewals, extensions and modifications thereof and substitutions therefor), under (a) any and all Swap Agreements permitted hereunder with the Lender or an Affiliate of the Lender, and (b) any and all cancellations, buy backs, reversals, terminations or assignments of any Swap Agreement transaction permitted hereunder with the Lender or an Affiliate of the Lender.

    “Swap Obligation” means, with respect to any Guarantor, any obligation to pay or perform under any agreement, contract or transaction that constitutes a “swap” within the meaning of section 1a(47) of the Commodity Exchange Act or any rules or regulations promulgated thereunder.

    “Taxes” means any and all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), value added taxes, or any other goods and services, use or sales taxes, assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.
    “Term SOFR Rate” means, for any tenor comparable to the applicable Interest Period, the Term SOFR Reference Rate at approximately 5:00 a.m., Chicago time, two (2) Business Days prior to the commencement of such tenor comparable to the applicable Interest Period, as such rate is published by the CME Term SOFR Administrator.

    “Term SOFR Reference Rate” means, for any day and time, and for any tenor comparable to the applicable Interest Period, the rate per annum determined by the Lender as the forward-looking term rate based on SOFR.

“Transactions” means the execution, delivery and performance by the Loan Parties of this Agreement, the other Loan Documents, and the Ex-Im Bank Documents, the borrowing of Loans and other credit extensions, and the use of the proceeds thereof.

“Type”, when used in reference to any Loan or Borrowing, refers to whether the rate of interest on such Loan, or on the Loans comprising such Borrowing, is determined by reference to the Adjusted ~~LIBO~~Term SOFR Rate or the CBFR.

    “UCC” means the Uniform Commercial Code as in effect from time to time in the Governing State or any other state the laws of which are required to be applied in connection with the issue of perfection of security interests.

    “Unliquidated Obligations” means, at any time, any Secured Obligations (or portion thereof) that are contingent in nature or unliquidated at such time, including any Secured Obligation that is: (i) an obligation to reimburse a bank for drawings not yet made under a letter of credit issued by it; (ii) any other obligation (including any guarantee) that is contingent in nature at such time; or (iii) an obligation to provide collateral to secure any of the foregoing types of obligations.

    “U.S.” means the United States of America.

“USA PATRIOT Act” means the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001.
    “Withdrawal Liability” means liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.

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II.Terms Schedule

1.Revolving Commitment (Definitions Schedule): $7,000,000.

2. Maturity Date (Definitions Schedule):

February 19, 2024, or any earlier date on which the Revolving Commitment is reduced to zero or otherwise terminated pursuant to the terms hereof or under the Ex-Im Bank Documents.

3.Applicable Margin (Definitions Schedule):

For any day, with respect to any Loan, 50 basis points below the applicable rate per annum under the Domestic Credit Agreement.

4.Closing and Administration Fees (Section 2.11):

Annual Administration Fee- Facility fee that is due annually pursuant to the Loan Authorization Agreement and the other Ex-Im Bank Documents.

Closing Fee- $0

5.Fiscal Periods and Accountants (Section 3.04):

Reference Fiscal Year- the fiscal year ended September 30, 2017.

Borrower’s Accountants- Grant Thornton LLP, independent public accountants.

Interim Fiscal Period- The quarter and the portion of the fiscal year ended March 31, 2018.

6.Notice Addresses (Section 8.01):

if to any Loan Party, to the Company at:

970 East 64th Street
Cleveland, Ohio 44103
Attention: Peter Knapper, President and Chief Executive Officer
Facsimile No: 216.432.6281

if to Lender, at:
JPMorgan Chase Bank, N.A.
2200 Ross Ave., 6th Floor
Dallas, Texas 75201
Attention: Portfolio Manager
Facsimile No: 214-442-5498

7.Field Examinations and Appraisals (Section 8.03):

Field Exams and Appraisals as required by the Domestic Credit Agreement and the Ex-Im Bank Documents.

8.Governing State and Primary City (Section 8.09):

Governing State - Ohio

Primary City- Cleveland, Ohio

III.Reporting Schedule

    The Borrowers will furnish to the Lender:

(a)all Borrowing Base Certificates, Export Orders, written summaries of Export Orders, Inventory Schedules, Accounts Receivable Aging Reports, and other information, reports, contracts, invoices and other data concerning the Collateral, in accordance with the Borrower Agreement, including as may be required by the Lender or the Ex-Im Bank from time to time; and

(b)all financial statements required to be delivered pursuant to the Ex-Im Bank Documents.

In addition to the foregoing, the Borrower agrees that it shall observe and perform, as incorporated herein, the covenants and agreements set forth in the Reporting Schedule of the Domestic Credit Agreement. All such provisions of the Reporting Schedule of the Domestic Credit Agreement, including definitions of defined terms used therein, are hereby incorporated by reference and made a part of this agreement to the same extent as if set forth fully herein. Any supplement, amendment, modification, waiver or consent made or granted by the Lender in connection with such provisions of the Domestic Credit Agreement incorporated herein at any time after the date hereof shall be deemed a supplement, amendment, modification, waiver or consent, as the case may be, with respect to such provisions as incorporated herein. Notwithstanding anything in this agreement to the contrary, no termination, cancellation or expiry of the Domestic Credit Agreement shall have any effect whatsoever upon the provisions thereof as such provisions are incorporated herein, and such provisions of the Domestic Credit Agreement incorporated herein shall be deemed to survive any such termination, cancellation or expiry of the Domestic Credit Agreement and shall thereafter continue to be binding upon the Borrower under this Agreement. If there is any conflict between or among any provisions of the Reporting Schedule of the Domestic Credit Agreement, the provisions of this Agreement, or the provisions of the Borrower Agreement, the most stringent provision with respect to Borrower shall prevail and be controlling.

Closing Conditions Schedule
(a)Ex-Im Compliance. The Lender shall have received satisfactory evidence that the Borrowers have obtained all necessary consents and approvals from Ex-Im Bank and are in compliance with the terms and conditions of the Ex-Im Bank Guarantee, as well as any special approvals by Ex-Im Bank, if applicable, including approval of Ex-Im Bank of the Intracreditor Agreement.
(b)Ex-Im Documents. The Lender shall have received duly executed copies of (i) all Ex-Im Bank Documents (including all applicable waiver letters executed by Ex-Im Bank) and necessary application forms required by Ex-Im Bank, (ii) all applicable Collateral Documents relating to the Collateral, and all related agreements, instruments and documents, each of the foregoing fully executed and in form and substance satisfactory to the Lender and (iii) a written opinion of the Borrower’s counsel, addressed to the Lender.
(c)Borrowing Base Certificate. The Lender shall have received a Borrowing Base Certificate which calculates the Borrowing Base as of the end of the calendar month immediately preceding the Effective Date.
(d)Fees. The Lender shall have received all fees and all expenses for which invoices have been presented (including the reasonable fees and expenses of legal counsel) and which are required to be paid, hereunder and under any Loan Document and Ex-Im Bank Document, on or before the Effective Date. All such amounts will be paid with proceeds of Loans made on the Effective Date.
(e)Field Exam. If required by the Lender in its discretion, completion of an updated field examination of the Export-Related Accounts and the Export-Related Inventory of the Borrower, with results satisfactory to the Lender.
(f)Other Closing Deliverables. The Borrowers shall have delivered to the Lender, in each case in form and substance reasonably satisfactory to the Lender, each of the other agreements, instruments, certificates and items set forth in the closing checklist or schedule of closing documents most recently provided by the Lender (or its counsel) to the Borrowers (or their counsel).

IV.TABLE OF CONTENTS

    Page

Article I Definitions    1
SECTION 1.01.    Defined Terms    1
SECTION 1.02.    Classification of Loans and Borrowings    1
SECTION 1.03.    Terms Generally    1
SECTION 1.04.    Accounting Terms; GAAP    1
SECTION 1.05.    Interest Rates    2
Article II The Credits    2
SECTION 2.01.    Commitment    2
SECTION 2.02.    Loans and Borrowings    2
SECTION 2.03.    Borrowing Procedures; Requests for Revolving Borrowings    2
SECTION 2.04.    [Reserved.    3
SECTION 2.05.    [Reserved.]    3
SECTION 2.06.    Funding of Borrowings    3
SECTION 2.07.    Interest Elections    3
SECTION 2.08.    Termination of Commitment    4
SECTION 2.09.    Repayment and Amortization of Loans; Collection and Application of Collateral Proceeds; Evidence of Debt    4
SECTION 2.10.    Prepayment of Loans    5
SECTION 2.11.    Fees    6
SECTION 2.12.    Interest    6
SECTION 2.13.    Alternate Rate of Interest; Illegality    6
SECTION 2.14.    Increased Costs    7
SECTION 2.15.    Break Funding Payments    8
SECTION 2.16.    Taxes    8
SECTION 2.17.    Payments Generally; Allocation of Proceeds    9
SECTION 2.18.    Indemnity for Returned Payments    10
Article III Representations and Warranties    10
SECTION 3.01.    Organization; Powers    10

SECTION 3.02.    Authorization; Enforceability    10
SECTION 3.03.    Governmental Approvals; No Conflicts    10
SECTION 3.04.    Financial Condition; No Material Adverse Change    11
SECTION 3.05.    Properties    11
SECTION 3.06.    Litigation and Environmental Matters    11
SECTION 3.07.    Compliance with Laws and Agreements; No Default    11
SECTION 3.08.    Investment Company Status    12
SECTION 3.09.    Taxes    12
SECTION 3.10.    ERISA    12
SECTION 3.11.    Disclosure    12
SECTION 3.12.    Material Agreements    12
SECTION 3.13.    Solvency    12
SECTION 3.14.    Insurance    13
SECTION 3.15.    Capitalization and Subsidiaries    13
SECTION 3.16.    Security Interest in Collateral    13
SECTION 3.17.    Employment Matters    13
SECTION 3.18.    Margin Regulations    13
SECTION 3.19.    Use of Proceeds    14
SECTION 3.20.    No Burdensome Restrictions    14
SECTION 3.21.    Anti-Corruption Laws and Sanctions    14
SECTION 3.22.    Affiliate Transactions    14
SECTION 3.23.    Common Enterprise    14
SECTION 3.24.    Plan Assets; Prohibited Transactions    14
SECTION 3.25.    Export-Related Representations..    14
Article IV Conditions    15
SECTION 4.01.    Effective Date    15
SECTION 4.02.    Each Credit Event    15
Article V Affirmative Covenants    16
SECTION 5.01.    Financial Statements; Borrowing Base and Other Information    16

SECTION 5.02.    Use of Proceeds    16
SECTION 5.03.    Accuracy of Information    16
SECTION 5.04.    Additional Collateral; Further Assurances    16
SECTION 5.05.    Domestic    17
SECTION 5.06.    Ex-Im    17
Article VI Negative Covenants    18
SECTION 6.01.    Domestic    18
Article VII Events of Default    18
Article VIII Miscellaneous    19
SECTION 8.01.    Notices    19
SECTION 8.02.    Waivers; Amendments    20
SECTION 8.03.    Expenses; Indemnity; Damage Waiver    20
SECTION 8.04.    Successors and Assigns    21
SECTION 8.05.    Survival    23
SECTION 8.06.    Counterparts; Integration; Effectiveness; Electronic Execution    23
SECTION 8.07.    Severability    23
SECTION 8.08.    Right of Setoff    23
SECTION 8.09.    Governing Law; Jurisdiction; Consent to Service of Process    24
SECTION 8.10.    WAIVER OF JURY TRIAL    24
SECTION 8.11.    Headings    24
SECTION 8.12.    Confidentiality    24
SECTION 8.13.    Nonreliance; Violation of Law    25
SECTION 8.14.    USA PATRIOT Act    25
SECTION 8.15.    Disclosure    25
SECTION 8.16.    Interest Rate Limitation    25
SECTION 8.17.    Marketing Consent    25
SECTION 8.18.    Joint and Several    25
SECTION 8.19.    No Fiduciary Duty, etc    26

Article IX Loan Guaranty    27
SECTION 9.01.    Guaranty    27
SECTION 9.02.    Guaranty of Payment    27
SECTION 9.03.    No Discharge or Diminishment of Loan Guaranty    27
SECTION 9.04.    Defenses Waived    27
SECTION 9.05.    Rights of Subrogation    28
SECTION 9.06.    Reinstatement; Stay of Acceleration    28
SECTION 9.07.    Information    28
SECTION 9.08.    Termination    28
SECTION 9.09.    Taxes    28
SECTION 9.10.    Maximum Liability    29
SECTION 9.11.    Contribution    29
SECTION 9.12.    Liability Cumulative    29
SECTION 9.13.    Keepwell    29
Article X    30
The Borrower Representative    30
Article XI Warrant of Attorney    31

SCHEDULES:
Definitions Schedule
Terms Schedule
Reporting Schedule
Closing Conditions Schedule

EXHIBITS:

A -- Borrower Agreement
B -- Loan Authorization Agreement